                                                                    EXHIBIT 10.3








                               OFFICE SPACE LEASE


                                    BETWEEN


                               THE IRVINE COMPANY


                                      AND


                        STEVEN MYERS & ASSOCIATES, INC.

                               OFFICE SPACE LEASE

     THIS LEASE is made as of the 18th day of December, 1996, by and between THE IRVINE COMPANY, a Michigan corporation, hereafter called "Landlord," and STEVEN MYERS & ASSOCIATES, INC., a California corporation, hereinafter called "Tenant."

                       ARTICLE I.  BASIC LEASE PROVISIONS

     Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.   Tenant's Trade Name: N/A

2.   Premises: Suite No. 800 (the Premises are more particularly described in
     Section 2.1).

     Address of Building: 4695 MacArthur Court, Newport Beach, CA 92660

     Project Description (if applicable): MacArthur Court

3.   Use of Premises: General Office and for no other use.

4.   Estimated Commencement Date: August 1, 1997

5. Lease Term: One Hundred Twenty (120) months, plus such additional days as may be required to cause this Lease to terminate on the final day of the calendar month.

6. Basic Rent: Thirty-Four Thousand Two Hundred Ninety-Seven Dollars ($34,297.00) per month.

     Rental Adjustments:

     Commencing on the first day of the thirteenth (13th) month of the Lease Term, the Basic Rent shall be Thirty-Five Thousand Six Hundred Sixty-One Dollars ($35,661.00) per month.

     Commencing on the first day of the twenty-fifth (25th) month of the Lease Term, the Basic Rent shall be Thirty-Seven Thousand Twenty-Five Dollars ($37,025.00) per month.

     Commencing on the first day of the thirty-seventh (37th) month of the Lease Term, the Basic Rent shall be Thirty-Eight Thousand Five Hundred Eighty-Four Dollars ($38,584.00) per month.

     Commencing on the first day of the forty-ninth (49th) month of the Lease Term, the Basic Rent shall be Forty Thousand One Hundred Forty-Three Dollars ($40,143.00) per month.

     Commencing on the first day of the sixty-first (61st) month of the Lease Term, the Basic Rent shall be Forty Thousand Nine Hundred Twenty-Three Dollars ($40,923.00) per month.

     Commencing on the first day of the seventy-third (73rd) month of the Lease Term, the Basic Rent shall be Forty-Two Thousand Four Hundred Eighty-Two Dollars ($42,482.00) per month.

     Commencing on the first day of the eighty-fifth (85th) month of the Lease Term, the Basic Rent shall be Forty-Four Thousand Four Hundred Thirty Dollars ($44,430.00) per month.

     Commencing on the first day of the ninety-seventh (97th) month of the Lease Term, the Basic Rent shall be Forty-Six Thousand One Hundred Eighty-Four Dollars (46,184.00) per month.

     Commencing on the first day of the one hundred ninth (109th) month of the Lease Term, the Basic Rent shall be Forty-Eight Thousand One Hundred Thirty-Three Dollars (48,133.00) per month.

7. Property Tax Base: The Property Taxes per rentable square foot actually incurred by Landlord during the twelve month period ending June 30, 1998.

     Building Cost Base: The Building Costs per rentable square foot actually incurred by Landlord during the twelve month period ending June 30, 1998.

     Expense Recovery Period: Every twelve month period during the Term (or portion thereof during the last Lease year) ending June 30. The first Expense Recovery Period shall commence July 1, 1998.

8.   Floor Area of Premises: approximately 19,487 rentable square feet

9.   Security Deposit: $134,401.00 (See Section 4.3)

10. Broker(s): Grubb & Ellis and Principal Funding of California, each as to a fifty percent (50%) commission.

11.  Plan Approval Date: December 20, 1996.

12. Parking: Five (5) contiguous reserved vehicle parking spaces on the ground floor of the parking structure and Sixty-Nine (69) unreserved parking spaces in the parking structure.


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13.  Address for Payments and Notices:

       LANDLORD                                  TENANT
     The Irvine Company                          Steven Myers Associates, Inc.
     c/o PM Realty Group                         4695 MacArthur Boulevard
     4695 MacArthur Court, Suite 480             Suite 800
     Newport Beach, CA 92660                     Newport Beach, CA 92660
     Attn: Property Manager                      Attn: Mr. Kenneth W. Colbaugh
                                                       Executive Vice President



     with a copy of notices to:

     THE IRVINE COMPANY
     P.O. Box 6370
     Newport Beach, CA 92658-6370
     Attn: Vice President, Operations - Office Properties

                              ARTICLE II. PREMISES

     SECTION 2.1.  LEASED PREMISES.

          (a) Landlord leases to Tenant and Tenant rents from Landlord the premises shown in Exhibit A (the "Premises"), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions and known by the suite number identified in Item 2 of the Basic Lease Provisions. The Premises are located in the building identified in Item 2 of the Basic Lease Provisions (which together with the underlying real property, is called the "Building"), and is a portion of the project described in Item 2 (the "Project"). If, upon completion of the space plans for the Premises, Landlord's architect or space planner determines that the rentable square footage of the premises differs from that set forth in the Basic Lease Provisions, then Landlord shall so notify Tenant and the Basic Rent (as shown in Item 6 of the Basic Lease Provisions) shall be promptly adjusted in proportion to the change in square footage. Within five (5) days following Landlord's request, the parties shall memorialize the adjustments by executing an amendment to this Lease prepared by Landlord.

          (b) Provided Tenant is not then in default hereunder, Landlord hereby grants Tenant a one-time right ("First Right") to lease the entire rentable area of the seventh (7th) floor of the Building ("First Right Space") in accordance with and subject to the provisions of this Section 2.1(b). The parties agree that because Tenant will not require the First Right Space in the immediate future, Landlord shall be authorized to lease that space, in one or more transactions, to third party tenant(s) following the vacation thereof by Sheppard, Mullin, Richter & Hampton, the current tenant in possession. This
Section 2.1(b) shall not be applicable to such initial releasing of the First Right Space. Thereafter, prior to leasing the First Right Space, or any portion thereof, to any other party, and following Landlord's receipt of bona fide third party interest in that space, Landlord shall give Tenant written notice of the basic economic terms including but not limited to the Basic Rent, term, Operating Expense Allowance, and tenant improvement allowance (collectively, the "Economic Terms"), upon which Landlord is willing to lease such particular First Right Space to Tenant or to a third party; provided that the Economic Terms shall exclude brokerage commissions and other Landlord payments that do not directly inure to the tenant's benefit. It is understood that should Landlord intend to lease other space in addition to the First Right Space as part of a single transaction, then Landlord's notice shall so provide and all such space shall collectively be subject to the following provisions. Within three (3) business days after receipt of Landlord's notice, Tenant must give Landlord written notice pursuant to which Tenant shall elect to (i) lease all, but not less than all, of the space specified in Landlord's notice (the "Designated Space") upon such Economic Terms and the same non-Economic Terms as set forth in this Lease; (ii) refuse to lease the Designated Space, specifying that such refusal is not based upon the Economic Terms, but upon Tenant's lack of need for the Designated Space, in which event Landlord may lease the Designated Space upon any terms it deems appropriate and Tenant shall have no further rights or options thereto; or (iii) refuse to lease the Designated Space, specifying that such refusal is based upon said Economic Terms, in which event Tenant shall also specify revised Economic Terms upon which Tenant shall be willing to lease the Designated Space. In the event that Tenant does not so respond in writing to Landlord's notice pursuant to clause
(iii) above, Landlord may elect to either (x) lease the Designated Space to Tenant upon such revised Economic Terms and the same other non-Economic Terms as set forth in this Lease, or (y) lease the Designated Space to any third party upon Economic Terms which are not materially more favorable to such party than those Economic Terms proposed by Tenant, in which event Tenant shall have no further rights or options to that space. Should Landlord so elect to lease the Designated Space to Tenant, then Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease consistent with the foregoing, and Tenant shall execute and return same to Landlord within ten (10) days. Tenant's failure to timely return the amendment shall entitle Landlord to specifically enforce Tenant's commitment to lease the Designated Space, to lease such space to a third party, and/or to pursue any other available legal remedy. Notwithstanding the foregoing, it is understood that Tenant's First Right shall be subject to any extension or expansion rights granted by Landlord to any third party tenant hereafter occupying the First Right Space or any portion thereof, and in no event shall any such First Right Space be deemed available for leasing until the existing tenant thereof shall have vacated the First Right Space. Tenant's rights under this Section 2.1(b) shall belong solely to Steven Myers & Associates, Inc., a California corporation and may not be assigned or transferred by it except in connection with an assignment of this Lease to a Tenant Affiliate as described in Section 9.1(e). Any other attempted assignment or transfer shall be void and of no force or effect.

          SECTION 2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Building or the suitability or fitness of either for any purpose, except as set forth in this Lease; provided that Landlord represents that all work performed by Landlord's contractor pursuant to Exhibit X hereto shall comply with all applicable laws and building codes, including without limitation the existing provisions of the Americans with Disabilities Act (the "ADA"). The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for those matters which Tenant shall have brought to Landlord's attention on a written punch list. The list shall be limited to any items required to be accomplished by Landlord under the Work Letter (if any) attached as Exhibit X, and shall be delivered to Landlord within thirty (30) days after the term ("Term") of this Lease commences as provided in Article III below. Notwithstanding the foregoing, however, Landlord agrees that it shall be responsible for the repair of any defective items within the Premises of which Landlord is notified within one (1) year following the Commencement Date. Nothing contained in this Section shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above.

          SECTION 2.3. BUILDING NAME AND ADDRESS. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant's corporate or trade name. Landlord shall have the right to change the name, number or designation of the Building or Project without liability to Tenant.

                               ARTICLE III. TERM

     SECTION 3.1.   GENERAL.

          (a) The Term shall be for the period shown in Item 5 of the Basic Lease Provisions. The Term shall commence ("Commencement Date") on the earlier of (a) subject to the provisions of Section 3.2, the Estimated Commencement Date as set forth in Item 4 of the Basic Lease Provisions, or (b) the date Tenant commences its business activities within the Premises. Promptly following request by Landlord, the parties shall memorialize on a form provided by Landlord the actual Commencement Date and the expiration date ("Expiration Date") of this Lease.

          (b) Provided that Tenant is not in default under any provision of this Lease, either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant is occupying the entire Premises and has not assigned or sublet any of its interest in this Lease, Tenant shall have two (2) successive options to extend the Term of this Lease for periods of sixty (60) months each. Tenant shall exercise its right to extend the Term by and only by (i) delivering to Landlord, not less than nine (9) months or more than twelve (12) months prior to the then-current expiration date of the Term, Tenant's written notice of its commitment to extend (the "Commitment Notice"); and (ii) returning to Landlord, within fifteen (15) days after receipt, an executed amendment to this Lease (to be prepared by Landlord upon receipt of the Commitment Notice) setting forth the Basic Rent and other charges payable during the extension term. The Basic Rent payable under the Lease during each extension of the Term shall be at the prevailing market rental rate (including periodic adjustments) for comparable and similarly improved space within the Building as of the commencement of the applicable extension period, as determined by Landlord based on a reasonable extrapolation of its then-current leasing rates. In no event shall the monthly Basic Rent payable for the extension period be less than the Basic Rent payable during the month immediately preceding the commencement of such extension period. If Tenant fails to timely comply with any of the provisions of this paragraph, Tenant's right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord. Any attempt to assign or transfer any right or interest created by this paragraph shall be void from its inception. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph.

          SECTION 3.2.   DELAY IN POSSESSION.

          (a) Subject to subsection (b) below, if Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent and the Commencement Date shall not occur until Landlord delivers possession of the Premises and the Premises are in fact ready for occupancy as defined below, except that if Landlord's failure to so deliver possession on the Estimated Commencement Date is attributable to any action or inaction by Tenant (including without limitation any Tenant Delay described in the Work Letter, if any, attached to this Lease), then the Commencement Date shall not be advanced to the date on which possession of the Premises is tendered to Tenant, and Landlord shall be entitled to full performance by Tenant (including the payment of rent) from the date Landlord would have been able to deliver the Premises to Tenant but for Tenant's delay(s). The Premises shall be deemed ready for occupancy upon the tendered date, but only if and when Landlord, to the extent applicable, (a) has put into operation all building services essential for the use of the Premises by Tenant, (b) has provided reasonable access to the Premises for Tenant so that they may be used without unnecessary interference, (c) has substantially completed all the work required to be done by Landlord in this Lease, and (d) has obtained requisite governmental approvals to Tenant's occupancy.

          (b) If Landlord fails to deliver possession of the Premises, ready for occupancy as described above, by the date ("Penalty Date") that is sixty
(60) days following the Estimated Commencement Date, as the Penalty Date shall be extended both for the period of any Tenant Delays and for the period (but not to exceed an additional sixty (60) days) of other delays resulting from matters beyond Landlord's reasonable control as set forth in Section 20.9, then Tenant shall have the right to terminate this Lease by giving written notice thereof to Landlord after the Penalty Date but prior to Landlord's delivery of the Premises ready for Tenant's occupancy as aforesaid. If, from time to time prior to the Penalty Date, Landlord determines that it will not be able to deliver possession of the Premises, ready for occupancy, by the Penalty Date, Landlord shall deliver to Tenant a written notice setting forth Landlord's opinion as to the revised outside date by which it shall be able to deliver the Premises to Tenant, ready for occupancy. Within five (5) business days following delivery of that notice, Tenant may elect by written notice to Landlord to terminate this Lease; otherwise, the Penalty Date shall be deemed extended to the revised date set forth in Landlord's notice.

                    ARTICLE IV. RENT AND OPERATING EXPENSES

     SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset a Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions. Any rental adjustment shown in Item 6 shall be deemed to occur on the specified monthly anniversary of the Commencement Date, whether or not that date occurs at the end of a calendar month. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required. An installment of rent in the amount of one (1) full month's Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant's execution of this Lease and shall be applied against the Basic Rent first due hereunder.






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
     SECTION 4.2.   OPERATING EXPENSE INCREASE.

          (a) Commencing July 1, 1998, Tenant shall compensate Landlord, as additional rent, for Tenant's proportionate shares of "Building Costs" and "Property Taxes," as those terms are defined below, incurred by Landlord in the operation of the Building and Project. Property Taxes and Building Costs are mutually exclusive and may be billed separately or in combination as determined by Landlord. Tenant's proportionate share of Property Taxes shall equal the product of the rentable floor area of the Premises multiplied by the difference of (i) Property Taxes per rentable square foot less (ii) the Property Tax Base set forth in Item 7 of the Basic Lease Provisions. Tenant's proportionate share of Building Costs shall equal the product of the rentable floor area of the Premises multiplied by the difference of (i) Building Costs per rentable square foot less (ii) the Building Cost Base set forth in Item 7 of the Basic Lease Provisions. Tenant acknowledges Landlord's rights to make changes or additions to the Building and/or Project from time to time pursuant to Section 6.5 below, in which event the total rentable square footage within the Building and/or Project may be adjusted. For convenience of reference, Property Taxes and Building Costs may sometimes be collectively referred to as "Operating Expenses."

          (b) Commencing prior to the start of the first full "Expense Recovery Period" of the Lease (as defined in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant's proportionate shares of Building Costs and Property Taxes for the Expense Recovery Period or portion thereof. Commencing July 1, 1996, Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, with Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued cost reimbursements based upon the new estimates. Landlord may from time to time change the Expense Recovery Period to reflect a calendar year or a new fiscal year of Landlord, as applicable, in which event Tenant's share of Operating Expenses shall be equitably prorated for any partial year.

          (c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual or prorated Property Taxes and Building
Costs incurred by Landlord during the period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant's estimated payments, if any, to Tenant's actual proportionate shares as shown by the annual statement. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection
(a) above shall be paid to Landlord in accordance with Article XVI. If actual Property Taxes or Building Costs allocable to Tenant during any Expense Recovery Period are less than the Property Tax Base or the Building Cost Base, respectively, Landlord shall not be required to pay the differential to Tenant. Should Tenant fail to object in writing to Landlord's determination of actual Operating Expenses within one (1) year following delivery of Landlord's expense statement, Landlord's determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties.

          (d) Even though the Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant's share of Property Taxes and Building Costs for the Expense Recovery Period in which the Lease terminates, Tenant shall upon notice pay the entire increase due over the estimated expenses paid. Conversely, any overpayment made in the event expenses decrease shall be rebated by Landlord to Tenant.

          (e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, then Tenant's estimated share of Property Taxes or Building Costs, as applicable, shall be increased for the month in which the increase becomes effective and for all succeeding months by an amount equal to Tenant's proportionate share of the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant's monthly share thereof and the months for which the payments are due. Tenant shall pay the increase to Landlord as a part of Tenant's monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.

          (f) The term "Building Costs" shall include all expenses of operation and maintenance of the Building and the Project, together with all appurtenant Common Areas (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums or reasonable premium equivalents should Landlord elect to self-insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; heat; light; power; janitorial services; repairs; air conditioning; supplies; materials; equipment; tools; tenant services; programs instituted to comply with transportation management requirements; amortization of capital investments reasonably intended to produce a reduction in operating charges or energy conservation; amortization of capital investments necessary to bring the Building into compliance with applicable laws and building codes enacted subsequent to the completion of construction of the Building (which amortization shall be based on the reasonably estimated useful life of the applicable capital improvement and shall not necessarily coincide with the depreciation period for such improvement pursuant to applicable tax laws); labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord's personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and 10.2 and Exhibits B and C below; and a reasonable overhead/management fee that shall be competitive with the fees charged at comparable first-class office projects in the vicinity. It is understood that Building Costs shall include competitive charges for direct services provided by any subsidiary or division of Landlord. The term "Property Taxes" as used herein shall include the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; and (ii) other taxes, documentary transfer fees, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, except that general net income and franchise taxes imposed against Landlord shall be excluded; and
(iii) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by
Article VIII; and (iv) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. A copy of Landlord's unaudited statement of expenses shall be



                                       5
made available to Tenant upon request. The Building Costs may be extrapolated by Landlord to reflect at least ninety-five percent (95%) occupancy of the rentable area of the Building.

     (g) Notwithstanding the foregoing, Building Costs shall exclude the following items:

          (i) Costs of decorating, redecorating, or a special cleaning of any tenant suite;

         (ii) Wages, salaries, fees, and fringe benefits paid to executive personnel or officers or partners of Landlord;

         (iii) Any charge for depreciation of the Building or equipment and any interest or other financing charge, except as otherwise authorized herein;

         (iv) Any charge for Landlord's income taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord's business;

         (v) All costs relating to activities for the solicitation and execution of leases of space in the Building or Project;

         (vi) All costs for which Tenant or any other tenant in the Project is being charged other than pursuant to the Operating Expense clauses;

         (vii) The cost of correcting material defects in the construction of the Building or in the Building equipment;


         (viii) The cost of any repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building to the extent the cost of such repair exceeds Ten Thousand Dollars ($10,000.00) or, if the repair does not result from a loss covered by Landlord's property insurance, One Hundred Thousand Dollars ($100,000.00);

         (ix) Any increase in insurance premiums to the extent that such increase is caused by or attributable to the use, occupancy or act of another tenant;

         (x) The cost of any items for which Landlord is reimbursed by Insurance or otherwise compensated by parties other than tenants of the Project;

         (xi) Except as specifically authorized above, the cost of any repairs, alterations, additions, changes, replacement, and other items which under generally accepted accounting principles are properly classified as capital expenditures;

         (xii) The cost of any removal, treatment or abatement of asbestos, lead-based paint or any other hazardous substance or gas in the Building not introduced by Tenant or its employee, representatives or contractors;

         (xiii) Any operating expense representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship;

         (xiv) The cost of tools and equipment used initially in the construction of the Building;

         (xv) The cost of any work or service performed for or facilities furnished to any tenant of the Project to a greater extent or in a manner more favorable to such tenant than that available to Tenant without additional charge;

         (xvi) The cost of alterations of space in the Project leased to other Tenants;

         (xvii) The cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense;

         (xviii) Ground rent or similar payments to a ground lessor; and


         (xix) Any material new expense category that was not included in the Building Cost Base if (A) such expense is not then generally being incurred, and passed through to tenants, by landlords of other first class high-rise office projects in the vicinity, and (B) as the result of the inclusion of the expense, total Building Costs exceed those of comparable first class office projects in the vicinity.


         (h) Provided Tenant is not then in default hereunder, Tenant shall have the right to cause a certified public accountant to audit Landlord's Operating Expenses not more than once during any Expense Recovery Period. Tenant shall give notice to Landlord of Tenant's intent to audit within one (1) year after Tenant's receipt of Landlord's expense statement which sets forth Landlord's actual Operating Expenses. Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where the records are maintained. If Tenant's audit determines that actual Operating Expenses have been overstated by more than five percent (5%), then subject to Landlord's right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. Tenant's rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses. In addition, if any component of Operating Expenses is determined to be either inappropriate or excessive during an Expense Recovery Period, and if the Building Cost Base or Property Tax Base also included such component, than the appropriate Base shall concurrently be adjusted if and to the extent appropriate. In the event of a dispute between Landlord and Tenant regarding the results of such audit, either party may elect to submit the matter for binding arbitration with JAMS/ENDISPUTE or its successor in Orange County, California. All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant's auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit. In the event of a violation of this confidentiality covenant in connection with any audit, then in addition to any other legal or equitable remedy available to Landlord, Tenant shall have no further audit rights under this Lease.

          SECTION 4.3.     SECURITY DEPOSIT.
                 (a) Concurrently with Tenant's delivery of this Lease, Tenant shall deposit with Landlord the sum stated in Item 9 of the Basic Lease Provisions (the "Security Deposit") to be held by Landlord as security for the full and faithful performance of Tenant's obligations under this Lease to pay any rent as and when due, including without limitation such additional rent as may be owing under any provision hereof, and to maintain the Premises as required by Sections 7.1 and 15.3. Upon any breach of those obligations by Tenant, Landlord may apply all or part of the Security Deposit (or any accrued interest thereon as described below) as full or partial compensation. If any portion of the principal amount of the Security Deposit is so applied, Tenant shall within five (5) days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its pre-existing amount. Except as otherwise provided in subsection (b) below, Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant fully performs its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant or, at Landlord's option, to the last assignee of Tenant's interest in this Lease.

                 (b) From the total Security Deposit stated in Item 9 of the Basic Lease Provisions, Landlord shall segregate the sum of Eighty-One Thousand Four Hundred Fifty-Five Dollars ($81,455.00) (the "Segregated Portion"). The Segregated Portion shall be deposited by Landlord into an interest bearing account and shall accrue interest for the benefit of Landlord during the Term of this Lease. In the event of a default by Tenant, Landlord may elect to utilize any accrued interest to cure any such default before applying the principal balance of the Security Deposit. Provided Tenant has not been in default under the Lease, Landlord shall return the Segregated Portion of the Security Deposit to Tenant upon the earlier of: (i) four (4) years following the Commencement Date of the Lease; or (ii) at such time as Tenant has sold its common stock pursuant to a public offering and has attained a net worth of not less than Ten Million Dollars ($10,000,000.00) as evidenced by audited financial statements provided to Landlord. In the event the Segregated Portion of the Security Deposit is returned early to Tenant as set forth in the preceding sentence, then Tenant shall be afforded a credit against the Basic Rent next payable under this Lease in the amount of the accrued interest earned by Landlord on the Segregated Portion.

                                ARTICLE V. USES


          SECTION 5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant shall not do or permit anything to be done in or about Premises which will in any way interfere with the rights or quiet enjoyment of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building, the Project and/or their contents, and shall comply with all applicable insurance underwriters rules and the requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety and handicap access requirements, whether or not Tenant's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises; provided, however, that should a capital expenditure be required to effect compliance with any such legal requirement, then such expenditure shall be the responsibility of Landlord (subject to inclusion in Building Costs pursuant to Section 4.2) if and only if the requirement applies to office users generally and not to Tenant's specific use of the Premises. Tenant shall not generate, handle, store or dispose of hazardous or toxic materials (as such materials may be identified in any federal, state or local law or regulation) in the Premises or Project without the prior written consent of Landlord; provided that the foregoing shall not be deemed to proscribe the use by Tenant of customary office supplies in normal quantities so long as such use comports with all applicable laws. Tenant agrees that it shall promptly complete and deliver to Landlord any disclosure form regarding hazardous or toxic materials that may be required by any governmental agency, provided such disclosure form either relates to materials introduced by Tenant or is otherwise required to be completed by a tenant rather than a landlord. Tenant shall also, from time to time upon request by Landlord, execute such affidavits concerning Tenant's best knowledge and belief regarding the presence of hazardous or toxic materials in the Premises. Landlord shall have the right at any time to perform an assessment of the environmental condition of the Premises and of Tenant's compliance with this Section. As part of any such assessment, Landlord shall have the right, upon reasonable prior notice to Tenant, to enter and inspect the Premises and to perform tests (including physically invasive tests), provided those tests are performed in a manner that minimizes disruption to Tenant. Tenant will cooperate with Landlord in connection with any assessment by, among other things, promptly responding to inquiries and providing relevant documentation and records. Landlord shall have no liability to Tenant with respect to the results of any such assessments, inspections or tests. The reasonable cost of the assessment/testing shall be reimbursed by Tenant to Landlord if such assessment/testing determines that Tenant failed to comply with the requirements of this Section, and in that event Tenant shall accept custody and arrange for the disposal of any hazardous materials found in the test samples. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous or toxic materials caused by Tenant, its agents, employees, contractors, subtenants or licensees. Landlord represents that to the best of





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
Landlord's knowledge, there are no hazardous or toxic materials (other than normal maintenance, janitorial and office supplies) on or under the Project; should any such materials be discovered, and should Landlord be required to remediate them, then so long as the materials were not introduced by Tenant or its agents, employees, subtenants, or contractors, Landlord shall do so at its expense and shall indemnify, defend and hold Tenant harmless from any liability, cost or expense in connection therewith. The foregoing covenants shall survive the expiration or earlier termination of this Lease.

        SECTION 5.2.    SIGNS.

                (a) Tenant, upon obtaining the approval of Landlord in writing, may affix a sign (restricted solely to Tenant's name as set forth herein or "SM&A" or such other name as Landlord may consent to in writing) in the eighth floor elevator lobby or adjacent to the entry door of the Premises and shall maintain the sign in good condition and repair during the Term. The sign shall conform to the criteria for signs established by Landlord and shall be ordered through Landlord. Landlord shall also make available signage for Tenant in its lobby tenant directory, provided that the cost of directory strips shall be borne by Tenant. Tenant shall not place or allow to be placed any other sign, decoration or advertising matter of any kind that is visible from the exterior of the Premises. Any violating sign or decoration may be immediately removed by Landlord at Tenant's expense without notice and without the removal constituting a breach of this Lease or entitling Tenant to claim damages.

                (b) Tenant shall have the right to install one line of signage in the third position on the north block monument sign at the Building, which signage shall consist only of the name "Stephen Myers Assoc." or SM&A". The type, location and design of such signage shall be subject to Landlord's prior written approval and shall be subject to the MacArthur Court Sign Criteria. Fabrication and installation of such signage shall be at Tenant's sole cost and expense. Except for the foregoing, no sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Premises without the prior consent of Landlord. Tenant's signage right shall belong solely to Steven Myers & Associates, Inc., a California corporation and may not be transferred or assigned without Landlord's prior written consent, which may be withheld by Landlord in Landlord's sole discretion. In the event Tenant, exclusively or any subtenant(s), fails to occupy the entire Premises, then Tenant shall, within thirty (30) days following notice from Landlord, remove the monument signage at Tenant's expense. Tenant shall also remove such signage promptly following the expiration or earlier termination of this Lease. Any such removal shall be at Tenant's sole expense, and Tenant shall bear the cost of any resulting repairs to the monument sign that are reasonably necessary due to the removal.

                         ARTICLE VI.  LANDLORD SERVICES

        SECTION 6.1. UTILITIES AND SERVICES. Landlord shall furnish to the Premises the utilities and services described in Exhibit B, subject to the conditions and payment obligations and standards set forth in this Lease. Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord's reasonable control, nor shall Landlord be liable for damages resulting from power surges or any breakdown in telecommunications facilities or services. Landlord's temporary inability to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay rent or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord. Notwithstanding the foregoing, however, in the event a utility interruption renders the Premises untenantable for more than five (5) consecutive business days except as the result of Tenant's negligence or any casualty event governed by Article XI, then Tenant's rent shall abate from and after the sixth business day until the utility is restored.

        SECTION 6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate and maintain in good condition and repair all Common Areas within the Building and the Project. The term "Common Areas" shall mean all areas within the Building and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

        SECTION 6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with all rules and regulations as are prescribed from time to time by Landlord. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain any use or occupancy, except as authorized by Landlord's rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant's operations. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose.

        SECTION 6.4. PARKING. Landlord hereby leases to Tenant, and Tenant hereby agrees to lease from Landlord for the term of this Lease, the number of reserved vehicle parking spaces set forth in Item 12 of the Basic Lease Provisions and up to the number of unreserved spaces set forth in Item 12. Notwithstanding the foregoing, Tenant agrees that it shall commit to lease, for the remainder of the Term, the number of unreserved spaces that Tenant or its employees are actually leasing as of the end of the sixth (6th) month of the Term; any additional spaces shall thereafter be subject to their availability as determined by Landlord. The parking spaces shall be provided in accordance with the provisions set forth in Exhibit C to this Lease.

     SECTION 6.5 CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Building or the Project, or to the attendant fixtures, equipment and Common Areas. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises, does not materially adversely affect Tenant's parking rights, and does not materially impair the visibility of Tenant's monument sign.


                     ARTICLE VII. MAINTAINING THE PREMISES

     SECTION 7.1. TENANT'S MAINTENANCE AND REPAIR. Tenant at its sole expense shall make all repairs necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear. All repairs shall be at least equal in quality to the original work, shall be made only by a licensed, bonded contractor approved in writing in advance by Landlord and shall be made only at the time or times approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord's standard requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. Alternatively, Landlord may elect to make any such repair on behalf of Tenant and at Tenant's expense, and Tenant shall promptly reimburse Landlord as additional rent for all costs incurred upon submission of an invoice.

     SECTION 7.2.   LANDLORD'S MAINTENANCE AND REPAIR.

          (a) Subject to Section 7.1 and Article XI, Landlord shall provide service, maintenance and repair with respect to any air conditioning, ventilating or heating equipment which serves the Premises (exclusive of any supplemental HVAC equipment installed by or at the request of Tenant) and shall maintain in good repair the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building, and the structural, electrical and mechanical systems, except that Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord's affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord's expense or by rental offset.

          (a) Except as provided in Sections 11.1 and 12.1 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interfere with Tenant's business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises.

     SECTION 7.3. ALTERATIONS. Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord. Landlord's consent shall not be unreasonably withheld as long as the proposed changes do not affect the structural, electrical or mechanical components or systems of the Building and are not visible from the exterior of the Premises. Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable, including but not limited to a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time, and contractor for performance of the work. Without limiting the generality of the foregoing, Tenant shall use Landlord's designated mechanical and electrical contractors for all work affecting the mechanical or electrical systems of the Building. Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances, and Landlord shall be entitled to a supervision fee in the amount of five percent (5%) of the cost of the work. Under no circumstances shall Tenant make any improvement which incorporates asbestos-containing construction materials into the Premises. Any request for Landlord's consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (excluding moveable trade fixtures and furniture) shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant given at the time of Landlord's consent to the alteration or improvement, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Tenant or by Landlord at Tenant's request and to repair any damage to the Premises arising from that removal. Landlord may require Tenant to remove an improvement provided as part of the initial build-out pursuant to
Exhibit X, if any, if and only if the improvement is a non-building standard item and Tenant is notified of the requirement prior to the build-out. Except as otherwise provided in this Lease or in any Exhibit to this Lease, should Landlord make any alteration or improvement to the Premises at the request of Tenant, Landlord shall be entitled to prompt reimbursement from Tenant for all costs incurred.

     SECTION 7.4. MECHANIC'S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord's attorney's fees, shall be reimbursed by Tenant promptly following Landlord's demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than twenty (20) days' prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of nonresponsibility on the Premises.

     SECTION 7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, to make repairs and renovations as reasonably deemed necessary by Landlord, and submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term or when an uncured Tenant default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall at all times have and retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order



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
to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises.

            ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT'S PROPERTY

     Tenant shall be liable for and shall pay before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises. When possible Tenant shall cause its personal property to be assessed and billed separately from the real property of which the Premises form a part. If any taxes on Tenant's personal property are levied against Landlord or Landlord's property and if Landlord pays the same, or if the assessed value of Landlord's property is increased by the inclusion of a value placed upon the personal property of Tenant and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment.

                     ARTICLE IX. ASSIGNMENT AND SUBLETTING

     SECTION 9.1.   RIGHTS OF PARTIES.

          (a) Notwithstanding any provision of this Lease to the contrary, Tenant will not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant's interest in this lease, or permit the Premises to be occupied by anyone other than Tenant, without Landlord's prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1.(c). Landlord hereby approves a subletting of a portion of the Premises to Summit Aviation, Inc., a California corporation, a wholly-owned subsidiary of Tenant. No other assignment (whether voluntary, involuntary or by operation of law) or subletting shall be valid or effective without Landlord's prior written consent and, at Landlord's election, shall constitute a material default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any other course of action, including its acceptance of any name for listing in the Building directory. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord's standard for consent as set forth in Section 9.1(c) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

          (b) If Tenant or any guarantor of Tenant ("Tenant's Guarantor") is a corporation, or is an unincorporated association or partnership, the transfer of any stock or interest in the corporation, association or partnership which results in a change in the voting control of Tenant or Tenant's Guarantor, if any, shall be deemed an assignment within the meaning and provisions of this Article. In addition, any change in the status of the entity, such as, but not limited to, the withdrawal of a general partner, shall be deemed an assignment within the meaning of this Article.

          (c) If Tenant desires to transfer an interest in this Lease, it shall first notify Landlord of its desire and shall submit in writing to Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment; and (iv) any other information requested by Landlord and reasonably related to the transfer. Except as provided in Subsection (d) of this Section, Landlord shall not unreasonably withhold its consent, provided: (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord's commitment to other tenants of the Building and Project; (2) fifty percent (50%) of any excess rent received by the Tenant from the assignment or subletting, whether during or after the Term of this Lease, shall be paid to Landlord when received after amortizing and deducting the out-of-pocket costs (i.e., tenant improvements, brokerage commissions, and the like) incurred by Tenant in effecting the transfer; (3) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within ninety (90) days of the request for Landlord's consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord's consent;
(4) any proposed subtenant or assignee demonstrates to Landlord's reasonable satisfaction a record of successful experience in business; (5) the proposed assignee or subtenant is neither an existing tenant of the Building or Project nor a prospective tenant with whom Landlord is then actively negotiating; and
(6) the proposed transfer will not impose additional burdens or adverse tax effects on Landlord. If Landlord consents to the proposed transfer, Tenant may within ninety (90) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord's consent as set forth in this Section. Landlord shall approve or disapprove any requested transfer within thirty (30) days following receipt of Tenant's written request and the information set forth above. Tenant shall pay to Landlord a transfer fee of Five Hundred Dollars ($500.00) if and when any transfer requested by Tenant is approved.

          (d) Notwithstanding the provisions of Subsection (c) above, in lieu of consenting to a proposed assignment or subletting, Landlord may elect to
(i) sublease the Premises (or the portion proposed to be subleased), or take an assignment of Tenant's interest in this Lease, upon the same terms as offered to the proposed subtenant or assignee (excluding terms relating to the purchase of personal property, the use of Tenant's name or the continuation of Tenant's business), or (ii) terminate this Lease as to the portion of the Premises proposed to be subleased or assigned with a proportionate abatement in the rent payable under this Lease, effective on the date that the proposed sublease or assignment would have become effective. Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee or Tenant. Notwithstanding the foregoing, however, should Landlord exercise its right of recapture pursuant to this subsection, Tenant may, within five (5) business days following delivery of Landlord's recapture notice, elect by written notice to rescind Tenant's request to sublease or assign this Lease, in which event Landlord's recapture election shall be null and void.

        (e) Notwithstanding Article IX or anything to the contrary contained herein, Tenant shall have the right, without Landlord's consent but with prior written notice to Landlord, to assign this Lease or sublet all of the Premises for the then remaining term of this Lease to any of the following entities ("Tenant Affiliate"); (a) any corporation which owns one hundred percent (100%) of Tenant's stock (Tenant's parent); (b) any corporation in which Tenant owns one hundred percent (100%) of the stock hereof (Tenant's subsidiary); (c) any company which directly or indirectly has a controlling interest in Tenant or in which Tenant has a controlling interest; (d) a corporation which succeeds to the assets or business of Tenant or Tenant's parent as a result of merger or consolidation; or (e) a corporation or other business entity acquiring all or substantially all of Tenant's assets or capital stock. No such assignment, sublease or other transfer shall release the original Tenant or any assigns thereof from liability under this Lease, except that a Tenant/assignor shall be released in the event of merger or consolidation involving that Tenant/assignor where such party is not the surviving entity and the survivor assumes liability hereunder.

     SECTION 9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant, or any successor-in-interest to Tenant hereunder, of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant's obligations under this Lease. Such joint and several liability shall not be discharged or impaired by any subsequent modification or extension of this Lease; provided that no subsequent modification shall increase the financial liability of a prior transferor unless such modification either memorializes the exercise of an option existing at the time of the transfer or is otherwise agreed to in writing by the transferor. No transfer shall be binding on a Landlord unless any document memorializing the transfer is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease. In addition to the foregoing, no change in the status of Tenant or any party jointly and severally liable with Tenant as aforesaid (e.g., by conversion to a limited liability company or partnership) shall serve to abrogate the liability of any person or entity for the obligations of Tenant, including any obligations that may be incurred by Tenant after the status change by exercise of a pre-existing right in this Lease.

     SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be included in each sublease:

          (a) Tenant hereby irrevocably assigns to Landlord all of Tenant's interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant's obligations under this Lease, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant's obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord. In the event Landlord collects amounts from subtenants that exceed the total amount then due from Tenant hereunder, Landlord shall promptly remit the excess to Tenant.

          (b) In the event of the termination of this Lease, Landlord may, at its sole option, take over Tenant's entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease.

          (c) Tenant agrees that Landlord may, at its sole option, authorize a subtenant of the Premises to cure a default by Tenant under this Lease. Should Landlord accept such cure, the subtenant shall have a right of reimbursement and offset from and against Tenant under the applicable sublease.

                       ARTICLE X. INSURANCE AND INDEMNITY

     SECTION 10.1. TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

     SECTION 10.2. LANDLORD'S INSURANCE. Landlord may, at its election, provide any or all of the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its discretion: "all risk" property insurance, subject to standard exclusions, covering the Building or Project, and such other risks as Landlord or its mortgagees may from time to time deem appropriate, and commercial general liability coverage. Landlord shall not be required to carry insurance of any kind on Tenant's trade fixtures, furnishings, equipment, signs and all other items of personal property, and shall not be obligated to repair or replace that property should damage occur; provided that Landlord's property insurance policy shall cover building standard tenant improvement, which improvements shall at all times by owned by Landlord. All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

     SECTION 10.3.  INDEMNITY.

          (a) To the fullest extent permitted by law, but subject to Section 10.5, Tenant shall defend, indemnify and hold harmless Landlord, its agents, lenders, and any and all affiliates of Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant's use or occupancy of the Premises, the Building or the Common Areas, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, subtenants, invitees or licensees in or about


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
the Premises, the Building or the Common Areas, or from any default in the performance of any obligation on Tenant's part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, subtenants, invitees or licensees. Landlord may, at its option, require Tenant to assume Landlord's defense in any action covered by this Section through counsel reasonably satisfactory to Landlord.

          (b)  To the fullest extent permitted by law, but subject to Sections
10.4 and 10.5, Landlord shall indemnify and hold harmless Tenant from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from any default in the performance of Landlord's obligations hereunder or from the negligent or willful misconduct of Landlord or its agents or employees.

     SECTION 10.4. LANDLORD'S NONLIABILITY. Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, its employees and agents for loss of or damage to any property, or any injury to any person, or loss or interruption of business or income, resulting from any condition including, but not limited to, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Should Tenant elect to receive any service from a concessionaire, licensee or third party tenant of Landlord, Tenant shall not seek recourse against Landlord for any breach or liability of that service provider. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Project and of defects in any improvements or equipment.

     SECTION 10.5. WAIVER OF SUBROGATION. Each party hereby agrees to waive any right of recovery against the other party for any damage to or loss of the property of the waiving party to the extent such damage or loss is covered by a property insurance policy carried by the waiving party. Each party further agrees to cause its property insurance policy to provide for or authorize a waiver of subrogation in favor of the other party hereto.


                       ARTICLE XI. DAMAGE OR DESTRUCTION


     SECTION 11.1.  RESTORATION.

          (a) If the Building of which the Premises are a part is damaged as the result of an event of casualty, Landlord shall repair that damage as soon as reasonably possible unless: (i) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the full replacement cost of the Building ("Replacement Cost") and the damage is not covered by Landlord's fire and extended coverage insurance (or by a normal extended coverage policy should Landlord fail to carry that insurance); or (ii) Landlord reasonably determines that the cost of repair would exceed twenty-five percent (25%) of the Replacement Cost; or (iii) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the Replacement Cost and the damage occurs during the final twelve (12) months of the Term. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in the "Casualty Notice" (as defined below), and this Lease shall terminate as of the date of delivery of that notice.

          (b) As soon as reasonably practicable following the casualty event but not later than sixty (60) days thereafter, Landlord shall notify Tenant in writing ("Casualty Notice") of Landlord's election, if applicable, to terminate this Lease. If this Lease is not so terminated, the Casualty Notice shall set forth the anticipated period for repairing the casualty damage. If the anticipated repair period exceeds the period (the "Maximum Period") that commences on the date of the casualty and extends thereafter for two hundred
(210) days (or ninety (90) days if the casualty occurs during the final twelve months of the Lease Term, as the Term may have been extended), and if the damage is so extensive as to reasonably prevent Tenant's substantial use and enjoyment of the Premises, then Tenant may elect to terminate this Lease by written notice to Landlord within ten (10) days following delivery of the Casualty Notice. In the event this Lease is not terminated by either party, Landlord shall update Tenant monthly on its current construction schedule for the repair work. If the anticipated repair period as set forth in the Casualty Notice is less than the Maximum Period but Landlord determines subsequently that the actual repair period will exceed the Maximum Period, then Landlord shall so notify Tenant and Tenant may, within five (5) business days thereafter, elect to terminate this Lease by written notice to Landlord; otherwise, the Maximum Period shall be deemed extended as set forth in Landlord's notice. Conversely, should Tenant at any time reasonably determine that Landlord will be unable to substantially complete the repair work within the Maximum Period (as the Maximum Period may be extended as set forth above), then subject to Landlord's right to contest that determination by arbitration pursuant to Section 14.7, Tenant may elect to terminate this Lease by written notice to Landlord.

          (c) Except for Tenant's obligation to pay for its proportionate share of Landlord's cost of repair as part of Operating Expenses (subject to the limitation set forth in Section 4.2(g) above), the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage from time to time bears to the total floor area of the Premises.

          (d) Notwithstanding the provisions of subsections (a), (b) and (c) of this Section, but subject to Section 10.5 above, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the fault or neglect of Tenant or its employees, subtenants, invitees or representatives. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements or fixtures that Tenant is obligated to repair or insure pursuant to any other provision of this Lease.

     SECTION 11.2 LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.


                          ARTICLE XII. EMINENT DOMAIN


     SECTION 12.1 TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises or the parking structure for the Project is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Building or Project, other than the Premises, is taken or sold in lieu of taking, and if Landlord elects to restore the Building in such a way as to alter the Premises materially, either party may terminate this Lease, by written notice to the other party, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises and Common Areas to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

     SECTION 12.2 TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Landlord. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed ninety (90) days. Landlord agrees that Tenant's rent shall abate during any temporary taking of the Premises.


               ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE


     SECTION 13.1 SUBORDINATION. Tenant agrees that this Lease and its other interests, if any, in the Project are and shall be subordinate to any first lien now of record affecting the Premises and, if the holder of such first lien also holds a second lien now of record affecting the Premises, to such second lien (such first lien and such second lien, if any, being hereinafter collectively called the "Prior Lien"), to any and all advances made or to be made under the Prior Lien, to the interest on all obligations secured by the Prior Lien, to all other sums secured or to be secured thereby, including without limitation attorneys' fees, taxes and insurance premiums, and to all renewals, replacements, extensions and modifications of the Prior Lien. Tenant further agrees that this Lease and its other interests, if any, in the Project shall be subordinate to any first lien that may hereafter be placed on the Premises, to any and all advances made or to be made under such first lien, to the interest on all obligations secured by such first lien, and to all renewals, replacements, extensions and modifications of such first lien, provided that the holder of such first lien delivers to Tenant an agreement by such lien holder that Tenant's rights and interests with respect to the Premises and the Project shall not be impaired or disturbed by foreclosure or other enforcement or other enforcement of such first lien except as expressly permitted under this Lease or any related agreement between Landlord and Tenant with respect to the Project. The holder of any lien described above ("Lien Holder"), at any time prior to foreclosure or other enforcement of its lien(s), may elect to subordinate such lien(s) to this Lease by recording a subordination agreement effecting such subordination and delivering a copy thereof to Tenant at the address set forth in this Lease. The failure of any Lien Holder to include Tenant in a judicial foreclosure action or the election by such Lien Holder to foreclose non-judicially its encumbrance on Landlord's reversionary interest in the Premises under this Lease only, expressly excluding Tenant's leasehold estate under this Lease, shall be deemed (i) an election by such Lien Holder not to impair or disturb Tenant's rights and interests with respect to the Premises and the Project except as expressly permitted under this Lease or any related agreement between Landlord and Tenant with respect to the Project, and (ii) the agreement by Tenant to attorn to any person who succeeds to Landlord's interest in the Premises. In the event of any foreclosure or other enforcement of an encumbrance on the Premises which is subordinate to this Lease pursuant to the foregoing provisions or otherwise, Tenant agrees to attorn to any person who succeeds to Landlord's interest in the Premises. Tenant further agrees that, if requested by such transferee, Tenant shall enter into a new lease of the Premises with such transferee for the balance then remaining of the term of the Lease and upon the same terms and conditions as are then contained in the Lease. In the event of any foreclosure or other enforcement of a Prior Lien or other first lien on the Premises which is subordinate to this Lease as aforesaid, Tenant agrees that its rights to insurance and/or condemnation proceeds pursuant to this Lease shall be subordinate to the lien holder's rights to such proceeds pursuant to its security instruments. Any subordination or agreement to attorn by Tenant and any subordination by a Lien Holder pursuant to this Section shall be effective without the need for any further act of Tenant. However, within ten (10) days of any written request from Landlord or any Lien Holder, Tenant shall execute and deliver any documents or instruments that may be required by the Lien Holder to effectuate any such subordination or attornment. If Tenant fails to timely execute and deliver any such documents or instruments, then in addition to any other available remedy, Tenant irrevocably constitutes and appoints Landlord as Tenant's special attorney-in-fact, coupled with an interest, to execute and deliver any such documents or instruments. Tenant acknowledges that Landlord's Lien Holders and successors-in-interest are intended third party beneficiaries of this Section.

     SECTION 13.2 ESTOPPEL CERTIFICATE. Tenant shall, at any time upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing in favor of Landlord and/or any prospective purchaser or encumbrancer of the Building (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord may reasonably require. Tenant's statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or Project. Tenant's failure to deliver any estoppel statement within the provided time shall constitute a default under this Lease and shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance, and (iii) not more than one month's rental has been paid in advance. Upon request by Tenant in connection with a proposed sale or financing of Tenant's business, Landlord shall furnish, not more than once annually, a corresponding estoppel statement for Tenant's benefit.


                       ARTICLE XIV. DEFAULTS AND REMEDIES

     SECTION 14.1 TENANT'S DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

          (a) The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of three (3) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure
Section 1161 and 1161(a) as amended. For purpose of these default and remedies provisions, the term "additional rent" shall be deemed to include all amounts of any time whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

                (b) Assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord.

                (c) The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

                (d) The failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for the cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

                (e) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where the seizure is not discharged within thirty (30) days; or (v) Tenant's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

        SECTION 14.2    LANDLORD'S REMEDIES.

                (a) In the event of any default by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

                        (i) Landlord may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:

                                (1)     The worth at the time of award of the
unpaid rent and additional rent which had been earned at the time of termination;

                                (2)     The worth at the time of award of the
amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss than Tenant proves could have been reasonably avoided;

                                (3)     The worth at the time of award of the
amount by which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss than Tenant proves could be reasonably avoided;

                                (4)     Subject also to proof of mitigation,
any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting allocable (on an amortized basis) to the remaining scheduled Term of this Lease, including necessary repair, renovation, improvement and alteration of the Premises for a new tenant, reasonable attorneys' fees, and any other reasonable costs; and

                                (5)     At Landlord's election, all other
amounts in addition to or in lieu of the foregoing as may be permitted by law. The term "rent" as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                        (ii) Landlord may elect not to terminate Tenant's right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord's interest under this Lease, shall not constitute a termination of the Tenant's right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease.

                (b) The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time. No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of the preceding breach or default at the time of acceptance of rent, or (ii)


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
a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of the breach or default. The acceptance of any payment from a debtor in possession, a trustee; a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy available to it. Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or under any other present or future law, in the event this Lease is terminated by reason of any default by Tenant. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

     SECTION 14.3.  LATE PAYMENTS.

          (a) Any rent due under this Lease that is not paid to Landlord within five (5) days of the date when due shall bear interest at the rate of ten percent (10%) per annum from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after the date due, then tenant shall pay to Landlord, in addition to the interest provided above, a late charge in the amount of one hundred dollars ($100.00) for each delinquent payment. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

          (b) Following each second consecutive installment of rent that is not paid within five (5) days following notice of nonpayment from Landlord, Landlord shall have the option (i) to require that beginning with the first payment of rent next due, rent shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance and/or (ii) to require that Tenant increase the amount, if any, of the Security Deposit by one hundred percent (100%). Should Tenant deliver to Landlord, at any time during the Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier's check.

     SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant's sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant's part. Landlord's election to make the payment or perform the act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord.

     SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion. In the event of a default by Landlord, Tenant shall have all remedies available at law or in equity.

     SECTION 14.6. EXPENSES AND LEGAL FEES. Should either Landlord or tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys' fees, expert witness fees, and all other costs. The prevailing party for the purposes of this paragraph shall be determined by the trier of the facts.

     SECTION 14.7.  WAIVER OF JURY TRIAL/RIGHT TO ARBITRATE.

          (a) LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

          (b) SHOULD A DISPUTE ARISE BETWEEN THE PARTIES REGARDING ANY MATTER DESCRIBED ABOVE, THEN EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER EITHER PARTY MAY CAUSE THE DISPUTE TO BE SUBMITTED TO JAMS/ENDISPUTE OR ITS SUCCESSOR ("JAMS") IN THE COUNTY IN WHICH THE BUILDING IS SITUATED FOR BINDING ARBITRATION BEFORE A SINGLE ARBITRATOR. HOWEVER, EACH PARTY RESERVES THE RIGHT TO SEEK A PROVISIONAL REMEDY BY JUDICIAL ACTION. NO ARBITRATION ELECTION BY EITHER PARTY PURSUANT TO THIS SUBSECTION SHALL BE EFFECTIVE IF
MADE LATER THAN THIRTY (30) DAYS FOLLOWING SERVICE OF A JUDICIAL SUMMONS AND COMPLAINT BY OR UPON SUCH PARTY CONCERNING THE DISPUTE. THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE RULES OF PRACTICE AND PROCEDURE OF JAMS AND OTHERWISE PURSUANT TO THE CALIFORNIA ARBITRATION ACT (CODE OF CIVIL PROCEDURE SECTIONS 1280 ET SEQ.). NOTWITHSTANDING THE FOREGOING, THE ARBITRATOR IS SPECIFICALLY DIRECTED TO LIMIT DISCOVERY TO THAT WHICH IS ESSENTIAL TO THE EFFECTIVE PROSECUTION OR DEFENSE OF THE ACTION. THE ARBITRATOR SHALL APPORTION THE COSTS OF THE ARBITRATION, TOGETHER WITH THE ATTORNEYS' FEES OF THE PARTIES, IN THE MANNER DEEMED EQUITABLE BY THE ARBITRATOR, IT BEING THE INTENTION OF THE PARTIES THAT THE PREVAILING PARTY ORDINARILY BE ENTITLED TO RECOVER

ITS REASONABLE COSTS AND FEES. JUDGMENT UPON ANY AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED BY ANY COURT HAVING JURISDICTION.

                            ARTICLE XV. END OF TERM

        SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, commencing on the first (1st) day following the termination of this Lease. Any hold-over by Tenant shall be subject to all of the terms of this Lease, except that the monthly rental shall be two hundred percent (200%) of the total monthly rental for the month immediately preceding the date of termination, subject to Landlord's right to modify same upon thirty
(30) days notice to Tenant. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect the Landlord's right of re-entry or any other rights of Landlord under this Lease or at law.

        SECTION 15.2. MERGER OR TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

        SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted. However, Tenant shall, without expense to Landlord, remove or cause to be removed all wallpapering (exclusive of any wallpaper installed as part of the initial Tenant improvement work) and voice and/or data transmission cabling installed by or for Tenant (exclusive of cabling that Landlord in good faith determines will be usable by the succeeding tenant), together with all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant's expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

                       ARTICLE XVI. PAYMENTS AND NOTICES

        All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 13 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within five (5) days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered to the other party, at the address set forth in Item 13 of the Basic Lease Provisions, by personal service or telegram, telecopier, or electronic facsimile transmission, or by any courier or "overnight" express mailing service, or may be deposited in the United States mail, postage prepaid. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered three (3) business days after mailing or, if sooner, upon actual receipt. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

                      ARTICLE XVII. RULES AND REGULATIONS

        Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and/or Common Areas. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease or any other act or conduct by any other tenant, and the same shall not constitute a constructive eviction hereunder. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant's failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

                       ARTICLE XVIII. BROKER'S COMMISSION

        The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Each party warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease.

                  ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST

          In the event of any transfer of Landlord's interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that any funds held by the transferor in which Tenant has an interest shall be turned over, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law. No holder of a mortgage and/or deed of trust to which this Lease is or may be subordinate shall be responsible in connection with the Security Deposit, unless the mortgagee or holder of the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.


                           ARTICLE XX. INTERPRETATION

          SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

          SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

          SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

          SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

          SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

          SECTION 20.6. CONTROLLING LAW. This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

          SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          SECTION 20.8. WAIVER. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of the party's consent to any subsequent act. No breach of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the waiving party.

          SECTION 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent.

          SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

          SECTION 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

          SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.


                      ARTICLE XXI. EXECUTION AND RECORDING

          SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

          SECTION 21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of the corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership, and that this Lease is binding upon the corporation or partnership in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of its board of directors' resolution or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

        SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

        SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

        SECTION 21.5. AMENDMENTS. No amendment or mutual termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

                          ARTICLE XXII. MISCELLANEOUS

        SECTION 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Building or Project, either directly or indirectly, without the prior written consent of the Landlord; provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

        SECTION 22.2. REPRESENTATIONS BY TENANT. The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease. The application and statements are represented and warranted by Tenant to be correct and to accurately and fully reflect the Tenant's true financial condition as of the date of execution of this Lease by Tenant. Tenant shall during the Term promptly furnish Landlord with annual financial statements reflecting Tenant's financial condition upon written request from Landlord.

        SECTION 22.3. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed or trust or mortgage covering the Building whose address has been furnished to Tenant and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord, including, if necessary to effect the cure, time to obtain possession of the Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued.

        SECTION 22.4. DISCLOSURE STATEMENT. Tenant acknowledges that it has read, understands and, if applicable, shall comply with the provisions of Exhibit F to this Lease, if that Exhibit is attached.


LANDLORD:                               TENANT:

THE IRVINE COMPANY,                     STEVEN MYERS & ASSOCIATES, INC.,
a Michigan corporation                  a California corporation



By /s/ RICHARD G. SIM                   By /s/ KENNETH W. COLBAUGH
   -------------------------------         -------------------------------
   Richard G. Sim, Group President
   Investment Properties                Printed Name Kenneth W. Colbaugh
                                                     ---------------------
                                        Title Chief Operating Officer
                                              ----------------------------


By /s/ WILLIAM R. HALFORD               By /s/ PAULA K. MYERS
   -------------------------------         -------------------------------
   William R. Halford,
   Vice President and General           Printed Name Paula K. Myers
   Manager, Irvine Office Company,                   ---------------------
   a division of The Irvine Company     Title Secretary/Treasurer
                                              ----------------------------

III.    COST OF TENANT IMPROVEMENTS

        A. Landlord shall complete, or cause to be completed, the Tenant improvements, at the construction cost shown in the approved Final Cost Estimate (subject to the provisions of this Work Letter), in accordance with final Working Drawings and Specifications approved by both Landlord and Tenant. Landlord shall pay towards the final construction costs ("Completion Cost") as incurred a maximum of Two Hundred Seventy-Four Thousand Six Hundred Forty Dollars ($274,640.00) ("Landlord's Contribution"), based on $16.00 per usable square foot of the Premises, and Tenant shall be fully responsible for the remainder ("Tenant Contribution"). It is understood, however, that unless due to matters beyond the reasonable control of Landlord or its contractor, Tenant shall not be required to pay for additional costs resulting from Landlord's failure to perform the work in accordance with the approved Working Drawings and Specifications. It is further specifically understood that should the City of Newport Beach require, as a condition to its issuance of a permit for the Tenant Improvement work, that Landlord make improvements or alterations to the Premises that are not reflected in the approved Preliminary Plan in order to comply with the ADA or other handicap access requirements, then Landlord shall be responsible for the cost of those additional improvements or alterations; provided that those additional costs may be applied by Landlord against any remaining balance of the Landlord's Contribution after deducting from the Landlord's Contribution the remainder of the Completion Cost exclusive of the cost of Tenant Changes. If the actual cost of completion of the Tenant Improvements is less than the maximum amount provided for the Landlord's Contribution, Tenant shall be entitled to apply the unused portion to other improvements (but not towards personal property or appliances) in the Premises prior to Tenant's occupancy; however, in no event will a cash payment or refund to Tenant be made.

        B. The Completion Cost shall include all direct costs of Landlord in completing the Tenant Improvements, including but not limited to the following: (i) payments made to architects, engineers, contractors, subcontractors and other third party consultants in the performance of the work, (ii) salaries and fringe benefits of persons, if any, in the direct employ of Landlord performing any part of the construction work, (iii) permit fees and other sums paid to governmental agencies, (iv) costs of all materials incorporated into the work or used in connection with the work, and (v) keying and signage costs. The Completion Cost shall also include an administrative/supervision fee to be paid to Landlord in the amount of five percent (5%) of all such direct costs.

        C. Prior to start of construction of the Tenant Improvements, Tenant shall pay to Landlord one-half (1/2) of the amount of the Tenant's Contribution set forth in the approved Final Cost Estimate, unless such amount is less than $1,000, in which event the total sum shall be then due and payable. If the actual Completion Cost of the Tenant Improvements is greater than the Final Cost Estimate because of modifications or extras not reflected on the approved working drawings, or because of delays caused by Tenant, then Tenant shall be responsible for all such additional costs, including any additional architectural fee. The balance of any sums not otherwise paid by Tenant shall be due and payable on or before the Commencement Date of this Lease. If Tenant defaults in the payment of any sums due under this Work Letter, Landlord shall (in addition to all other remedies) have the same rights as in the case of Tenant's failure to pay rent under this Lease.

--------------------------------------------------------------------------------
               TICON GENERAL CONTRACTORS -- Construction Summary
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

            DATE: 11/21/96                        Suite: 800                             Contractor Name: TICON GENERAL CONTRACTORS
Tenant Name:      STEVEN MYERS (#8576)          Address: 4695 MacARTHUR COURT                   Adddress: 18002 SKYPARK CIRCLE
Usable SQ FT: 17,203                                                                                  /s/ JOHN SICKLER
Rentable SQ. FT.: 19,487           Preliminary Pricing: [X]         Final Pricing: [ ]                Irvine, CA 92714
        Duration: 8 Weeks                  Plans Dated: 11/14/96        Revisions:  3          Project Manager: JOHN SICKLER
------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                        BLDG STAND               B.S. $/USF     OVERSTAND      O.S. $/USF     TOTAL          TOTAL $/USF
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
01400--CLEAN UP                       3,436                 0.20                                         3,436          0.20
------------------------------------------------------------------------------------------------------------------------------------
02110--DEMOLITION                     9,875                 0.57                                         9,876          0.57
------------------------------------------------------------------------------------------------------------------------------------
08400--CABINETRY & MILLWORK                                                21,990          1.26         21,990          1.28
------------------------------------------------------------------------------------------------------------------------------------
07200--INSULATION
------------------------------------------------------------------------------------------------------------------------------------
08200--DOORS/FRAMES/HARDWARE          4,929                 0.29            8,202          0.36         11,131          0.65
------------------------------------------------------------------------------------------------------------------------------------
06800--GLASS & GLAZING                                                     12,512          0.73         12,512          0.73
------------------------------------------------------------------------------------------------------------------------------------
09250--DRYWALL & INSULATION          15,302                 0.89            1,499          0.09         16,801          0.98
------------------------------------------------------------------------------------------------------------------------------------
09540--ACOUSTICAL CEILING             7,355                 0.43                                         7,355          0.43
------------------------------------------------------------------------------------------------------------------------------------
09760--FLOOR COVERING                28,085                 1.63                                        28,085          1.83
------------------------------------------------------------------------------------------------------------------------------------
09900--PAINT & WALLCOVERING          12,975                 0.75           11,904          0.89         24,879          1.45
------------------------------------------------------------------------------------------------------------------------------------
12500--WINDOW COVERING
------------------------------------------------------------------------------------------------------------------------------------
13000--SPECIAL CONSTRUCTION                                                 1,800          0.10          1,800          0.10
------------------------------------------------------------------------------------------------------------------------------------
15400--PLUMBING                                                             8,380          0.49          8,380          0.49
------------------------------------------------------------------------------------------------------------------------------------
15500--FIRE PROTECTION                5,994                 0.35                                         5,994          0.35
------------------------------------------------------------------------------------------------------------------------------------
15800--HVAC                          24,185                 1.41                                        24,185          1.41
------------------------------------------------------------------------------------------------------------------------------------
16000--ELECTRICAL                    25,051                 1.46            6,656          0.40         31,807          1.85
------------------------------------------------------------------------------------------------------------------------------------
16600--LIFE SAFETY                   10,943                 0.64                                        10,943          0.64
------------------------------------------------------------------------------------------------------------------------------------
17000--PERMITS                        2,580                 0.15                                         2,580          0.15
------------------------------------------------------------------------------------------------------------------------------------
CONSTRUCTION SUBTOTAL               150,713                 8.78           71,143          4.14        221,856         12.00
------------------------------------------------------------------------------------------------------------------------------------
GENERAL CONDITIONS                    3,014                 0.16            1,422          0.08          4,437          0.26
------------------------------------------------------------------------------------------------------------------------------------
CONTRACTORS FEE                      13,835                 0.80            6,530          0.36         20,365          1.18
------------------------------------------------------------------------------------------------------------------------------------
CONTRACTORS TOTAL                   187,563                 9.74           79,098          4.60        246,660         14.34
------------------------------------------------------------------------------------------------------------------------------------
KEY & SIGNAGE
------------------------------------------------------------------------------------------------------------------------------------
ARCHITECTS FEE                       21,111                 1.23                                         21,111         1.23
------------------------------------------------------------------------------------------------------------------------------------
ARCHITECTS REIMBURSABLES                300                 0.02                                            300         0.02
------------------------------------------------------------------------------------------------------------------------------------
PLAN CHECK FEE                          960                 0.05                                            960         0.08
------------------------------------------------------------------------------------------------------------------------------------
COORDINATION FEE                      9,496                 0.55            3,954          0.23          13,451         0.78
------------------------------------------------------------------------------------------------------------------------------------
TOTAL COST (EXCLUDING ALTERNATES)   199,431                11.59           63,051          4.83         282,463        16.42
------------------------------------------------------------------------------------------------------------------------------------
ALTERNATES                            7,204                 0.42                                          7,204         0.42
------------------------------------------------------------------------------------------------------------------------------------
PROOJECT GRAND TOTAL               $208,636               $12.01          $83,051          $4.63       $269,587       $16.84
------------------------------------------------------------------------------------------------------------------------------------

                                    Page: S1

                TICON GENERAL CONTRACTORS - Construction Summary
-------------------------------------------------------------------------------

      Date: 11/21/96                     Contractor: TICON GENERAL CONTRACTORS
Tenant Name: STEVEN MYERS (#8576)           Address: 18002 SKYPARK CIRCLE
      Suite: 800
    Address: 4695 MacARTHUR COURT                    Irvine, CA 92714
-------------------------------------------------------------------------------
                                   -SCHEDULE-

CONSTRUCTION SHOULD TAKE ABOUT 8 WEEKS DEPENDING ON THE ORDERING OF LEAD ITEMS & IF THE SUITE IS OCCUPIED.
-------------------------------------------------------------------------------
                                -CLARIFICATIONS-

Price is valid for (60) days form receipt of bids
Paint Color Change May Result In Price Increase
All Work To Be Done During Normal Business Hours
DOORS HAVE THREE DIFFERENT FINISHES THRU OUT THE FLOOR, RELOCATED DOORS ARE GROUPED TO MAINTAIN THE FINISHES AS CLOSELY TOGETHER AS POSSIBLE.
FURNITURE MOVING NOR PREMIUM TIME CAN NOT BE PRICED UNTIL I HAVE MORE OF AN UNDERSTANDING OF THE OCCUPANCY LOAD OF THE SUITE.
THIS BID IS PRICED TO BE DONE WITH THE SUITE BEING VACATED.
THE PATCHING OF THE CORRIDOR WALLCOVERING IS BASED ON USING THE BUILDING STANDARD MATERIAL WHICH HAS BEEN DISCONTINUED WITH A LIMITED STOCK AVAILABLE. THE COSTS ASSOCIATED WITH THIS MATERIAL COULD BE AFFECTED.




-------------------------------------------------------------------------------
                                  -EXCLUSIONS-

Furniture moving & relocation by others
Any concealed conditions
Any items not noted in estimate
-------------------------------------------------------------------------------
                               -LIST OF DRAWINGS-

This price is based on:   YES                NO             By GENSLER
-------------------------------------------------------------------------------

                                    Page: S2

                TICON GENERAL CONTRACTORS - Construction Summary

      Date: 11/21/96                   Contractor: TICON GENERAL CONTRACTORS
Tenant Name:STEVEN MYERS (#8576)           Address: 18002 SKYPARK CIRCLE
      Suite: 800
    Address: 4695 MacARTHUR COURT                   Irvine, CA 92714


        Space Plan      Construction Documents          Architect
DATE                             SHEET                  ARCHITECT
11/14/96                     PP-1 REVISED               GENSLER


                                    Page: S3

                TICON GENERAL CONTRACTORS - Construction Summary

-----------------------------------------------------------------------------------------------------------------------------------

       Date: 11/21/96                                                                   Contractor: TICON GENERAL CONTRACTORS
Tenant Name: STEVEN MYERS (#8576)                                                          Address: 18002 SKYPARK CIRCLE
      Suite: 800
    Address: 4695 MacARTHUR COURT                                                                   Irvine, CA 92714
-----------------------------------------------------------------------------------------------------------------------------------
                                           BUILDING STANDARD                          OVER STANDARD                    TOTAL COST
Category/Description                QTY    U/M   UNIT $    TOTAL  $/USF     QTY    U/M   UNIT $    TOTAL  $/USF      TOTAL    $/USF
-----------------------------------------------------------------------------------------------------------------------------------
01400 - CLEAN UP
 1) Construction Clean Up           12,000  SF     0.10    1,200   0.07                                              1,200     0.07
 2) Dumpster                             2  EA   430.00      860   0.05                                                860     0.05
 3) Final Detail Clean Up           17,203  SF     0.08    1,376   0.08                                              1,376     0.08
                                                           -----   ----                                              -----     ----
                                                           3,436   0.20                                              3,436     0.20
-----------------------------------------------------------------------------------------------------------------------------------
02110 - DEMOLITION
 1) Demo Carpet, Base & VCT          1,782  SY     0.90    1,603   0.09                                              1,603     0.09
 2) Demo Door & Frame                   36  EA    25.00      900   0.05                                                900     0.05
 3) Demo And Safe Off Electrical         1  LS   800.00      800   0.05                                                800     0.05
 4) Demo Ceiling Height Partition      636  LF     6.00    3,628   0.22                                              3,628     0.22
 5) Demo Existing Soffit               110  SF     3.00      330   0.02                                                330     0.02
 6) Demo Wood Floor                  1,165  SF     1.00    1,165   0.07                                              1,165     0.07
 7) Demo Low Walls                     124  LF     8.00      744   0.04                                                744     0.04
 8) Millwork Demo                        1  LS   400.00      400   0.02                                                400     0.02
 9) Demo Existing Life Safety            1  LS   105.00      105   0.01                                                105     0.01
                                                           -----   ----                                              -----     ----
                                                           9,875   0.57                                              9,875     0.57
-----------------------------------------------------------------------------------------------------------------------------------
06400 - CABINETRY & MILLWORK
 1) ADA Approved Plastic                                                       18    LF   235.00    4,230   0.25     4,230     0.25
    Laminated Base, Top, And
    Uppers - Note #17
 2) Plastic Laminated Counter With                                             80    LF    55.00    4,400   0.26     4,400     0.26
    Corbles - Note #19
 3) Full Height Shelving - Note #17C                                           36    LF   130.00    4,680   0.27     4,680     0.27
 4) Plastic Laminated Uppers At                                                80    LF    90.00    7,200   0.42     7,200     0.42
    Note #19
 5) Prefinished Base Cabinet And                                                8    LF   185.00    1,480   0.09     1,480     0.09
    Counter Top - Note #17B                                                                        ------   ----    ------     ----
                                                                                                   21,990   1.29    21,990     1.29
-----------------------------------------------------------------------------------------------------------------------------------

                                    Page: R1

                TICON GENERAL CONTRACTORS - Construction Summary

--------------------------------------------------------------------------------
       Date:   11/21/96                Contractor:   TICON GENERAL CONTRACTORS
Tenant Name:   STEVEN MYERS (#8576)       Address:   18002 SKYPARK CIRCLE
      Suite:   800
    Address:   4695 MacARTHUR COURT                  Irvine, CA 92714
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                             BUILDING STANDARD                       OVER STANDARD                   TOTAL COST
Category/Description              QTY  U/M    UNIT $   TOTAL   $/USF      QTY  U/M    UNIT $   TOTAL    $/USF     TOTAL     $/USF
------------------------------------------------------------------------------------------------------------------------------------
08200 - DOORS/FRAMES/HARDWARE
  1) Interior Dutch Door Note #7    1   EA    772.00     772    0.04       1    EA     485.00    485     0.03      1,237     0.07
  2) 1 HR. Interior H.M. Frame,     1   EA    772.00     772    0.04       1    EA   1,202.00  1,202     0.07      1,974     0.11
     Sidalle With (2) Muttons,
     Glass & Door Per Note #8
  3) Double Entry Door With         1   EA  1,180.00   1,180    0.07                                               1,180     0.07
     Relocated Hardware Per
     Note #4
  4) Allowance For Cyper Lockset                                           8    EA     500.00  4,500     0.26      4,500     0.28
  5) Relocate Door & Frame         16   EA     60.00     960    0.06                                                 960     0.06
  6) Rekey Interior Locks                                                  1    EA      35.00     35     0.00         35     0.00
  7) Paint Set Up                   1   LG     75.00      75    0.00                                                  75     0.00
  8) Install Bldg. Std. Door To     6   EA     70.00     420    0.02                                                 420     0.02
     Existing Frames Pulled From
     Prestock
  9) Install Bldg. Std. Door Assy.  6   EA    125.00     750    0.04                                                 750     0.04
     Pulled From Prestock                              -----    ----                           -----     ----     ------     ----
                                                       4,929    0.29                           6,202     0.36     11,131     0.65
------------------------------------------------------------------------------------------------------------------------------------
08800 - GLASS & GLAZING
  1) 2' Sidelight                                                          1    EA     345.00    345     0.02        345     0.02
  2) 2' Bldg. Std. Side Lights At                                          1    EA     847.00    847     0.05        847     0.05
     Rated Wall With Wire Glass
  3) 3' Sidelight With Labor To Make                                       8    EA     440.00  3,520     0.20      3,520     0.20
     It Attached To Existing Frame
  4) 3' Sidelight With Labor To Make                                       7    EA     400.00  2,800     0.16      2,800     0.16
     It Attached To Relocated Frame
  5) 3' Sidelight With One Mullion                                         1    EA     675.00    675     0.04        675     0.04
  6) 3' Sidelight With Two Mullions                                        1    EA   1,025,00  1,025     0.05      1,025     0.06
------------------------------------------------------------------------------------------------------------------------------------

                                    Page: R2

                                  [PLOT PLAN]





















                                   EXHIBIT A

                                   EXHIBIT B

                             UTILITIES AND SERVICES


        The following standards for utilities and services shall be in effect at the Building. Landlord reserves the right to adopt nondiscriminatory modifications and additions to these standards. In the case of any conflict between these standards and the Lease, the Lease shall be controlling. Subject to all of the provisions of the Lease, including but not limited to the restrictions contained in Section 6.1, the following shall apply:

        1. Landlord shall furnish to the Premises during the hours of 8 a.m. to 6 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, generally recognized national holidays and Sundays excepted, reasonable air conditioning, heating and ventilation services. Subject to the provisions set forth below, Landlord shall also furnish the Building with elevator service (if applicable), reasonable amounts of electric current for normal lighting by Landlord's standard overhead fluorescent and incandescent fixtures and for fractional horsepower office machines, and water for lavatory and drinking purposes. Tenant will not, without the prior written consent of Landlord, consume electricity in the Premises at a level in excess of 3 watts per square foot or otherwise increase the amount of electricity, gas or water usually furnished or supplied for use of the Premises as general office space; nor shall Tenant connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises) for the purpose of using electric current or water. This paragraph shall at all times be subject to applicable governmental regulations.

        2. Upon written request from Tenant delivered to Landlord at least 24 hours prior to the period for which service is requested, but during normal business hours, Landlord will provide any of the foregoing building services to Tenant at such times when such services are not otherwise available. Tenant agrees to pay Landlord for those afterhour services at rates that Landlord may establish from time to time, provided that Landlord's rate for after-hours HVAC service shall be consistent with charges imposed in high-rise office projects of comparable quality in the John Wayne airport area. If Tenant requires electric current in excess of that which Landlord is obligated to furnish under this Exhibit B, Tenant shall first obtain the consent of Landlord, and Landlord may cause an electric current meter to be installed in the Premises to measure the amount of electric current consumed. The cost of installation, maintenance and repair of the meter shall be paid for by Tenant, and Tenant shall reimburse Landlord promptly upon demand for all electric current consumed for any special power use as shown by the meter. The reimbursement shall be at the rates charged for electrical power by the local public utility furnishing the current, plus any additional expense incurred in keeping account of the electric current consumed.

        3. If any lights, machines or equipment (including without limitation electronic data processing machines) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual fractional horsepower office equipment, Landlord shall have the right at its election to install or modify any machinery and equipment to the extent Landlord reasonably deems necessary to restore the temperature balance. The cost of installation, and any additional cost of operation and maintenance, shall be paid by Tenant to Landlord promptly upon demand.

        4. Landlord shall furnish water for drinking, personal hygiene and lavatory purposes only. If Tenant requires or uses water for any purposes in addition to ordinary drinking, cleaning or lavatory purposes, Landlord may, in its discretion, install a water meter to measure Tenant's water consumption. Tenant shall pay Landlord for the cost of the meter and the cost of its installation, and for consumption throughout the duration of Tenant's occupancy. Tenant shall keep the meter and installed equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause the meter to be replaced or repaired at Tenant's expense. Tenant agrees to pay for water consumed, as shown on the meter and when bills are rendered, and on Tenant's default in making that payment Landlord may pay the charges on behalf of Tenant. Any costs or expenses or payments made by Landlord for any of the reasons or purposes stated above shall be deemed to be additional rent payable by Tenant to Landlord upon demand.

        5. In the event that any utility service to the Premises is separately metered or billed to Tenant, Tenant shall pay all charges for that utility service to the Premises and the cost of furnishing the utility to tenant suites shall be excluded from the Operating Expenses as to which reimbursement from Tenant is required in the Lease. If any utility charges are not paid when due Landlord may pay them, and any amounts paid by Landlord shall immediately become due to Landlord from Tenant as additional rent. If Landlord elects to furnish any utility service to the Premises, Tenant shall purchase its requirements of that utility from Landlord as long as the rates charged by Landlord do not exceed those which Tenant would be required to pay if the utility service were furnished it directly by a public utility.

        6. Landlord shall provide janitorial services five days per week, equivalent to that furnished in comparable buildings, and window washing as reasonably required; provided, however, that Tenant shall pay for any additional or unusual janitorial services required by reason of any nonstandard improvements in the Premises, including without limitation wall coverings and floor coverings installed by or for Tenant, or by reason of any use of Premises other than exclusively as offices. The cleaning services provided by Landlord shall also exclude refrigerators, eating utensils (plates, drinking containers and silverware), and interior glass partitions. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish, to the extent that they exceed the refuse and rubbish usually attendant with general office usage.

        7. Tenant shall have access to the Building 24 hours per day, 7 days per week, 52 weeks per year; provided that Landlord may install access control systems as it deems advisable for the Building. Such systems may, but need not, include full or part-time lobby supervision, the use of a sign-in sign-out log, a card identification access system, building parking and access pass system, closing hours procedures, access control stations, fire stairwell exit door alarm system, electronic guard system, mobile paging system, elevator control system or any other access controls. In the event that Landlord elects to provide any or all of those services, Landlord may discontinue providing them at any time with or without notice. Landlord may impose a reasonable charge for access control cards and/or keys issued to Tenant. Landlord shall have no liability to Tenant for the provision by Landlord of improper access control services, for any breakdown in service, or for the failure by Landlord to provide access control services. Tenant further acknowledges that Landlord's access systems may be temporarily inoperative during building emergency and system repair periods. Tenant agrees to assume responsibility for compliance by its employees with any regulations established by Landlord with respect to any card key access or any other system of building access as Landlord may establish. Tenant shall be liable to Landlord for any loss or damage resulting from its or its employees use of any access system.

                                   EXHIBIT C

                                    PARKING

          The following parking regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable, nondiscriminatory modifications and additions to the regulations by written notice to Tenant. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

          1. Landlord agrees to maintain, or cause to be maintained, an automobile parking area ("Parking Area") in reasonable proximity to the Building for the benefit and use of the visitors and patrons and, except as otherwise provided, employees of Tenant, and other tenants and occupants of the Building. The Parking Area shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, entrances, exits, sidewalks and attendant pedestrian passageways and other areas designated for parking. Landlord shall have the right and privilege of determining the nature and extent of the Automobile Parking Area, whether it shall be surface, underground or other structure, and of making such changes to the Parking Area from time to time which in its opinion are desirable and for the best interests of all persons using the Parking Area. Landlord shall keep the Parking Area in a neat, clean and orderly condition, and shall repair any damage to its facilities. Landlord shall not be liable for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, except to the extent ultimately determined to be caused by the negligence or willful misconduct of Landlord. Unless otherwise instructed by Landlord, every parker shall park and lock his or her own motor vehicle. Landlord shall also have the right to establish, and from time to time amend, and to enforce against all users of the Parking Area all reasonable rules and regulations (including the designation of areas for employee parking) as Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of the Parking Area. Garage managers or attendants are not authorized to make or allow any exceptions to these regulations.

          2. Landlord may, if it deems advisable in its sole discretion, charge for parking and may establish for the Parking Area a system of permit parking for Tenant, its employees and visitors, which may include, but not be limited to, a system of charges against nonvalidated parking, verification of users, a set of regulations governing different parking locations, and an allotment of reserved or nonreserved parking spaces based upon the charges paid and the identity of users. In no event shall Tenant or its employees park in reserved stalls leased to other tenants or in stalls within designated visitor parking zones. It is understood that Landlord shall not have any obligation to cite improperly parked vehicles or otherwise attempt to enforce reserved parking rules during hours when parking attendants are not present at the Parking Area. Tenant shall comply with such system in its use (and in the use of its visitors, patrons and employees) of the Parking Area, provided, however, that the system and rules and regulations shall apply to all persons entitled to the use of the Parking Area, and all charges to Tenant for use of the Parking Area shall be no greater than Landlord's then current scheduled charge for parking.

          3. Tenant shall, upon request of Landlord form time to time, furnish Landlord with a list of its employees' names and of Tenant's and its employees' vehicle license numbers. Tenant agrees to acquaint its employees with these regulations and assumes responsibility for compliance by its employees with these parking provisions, and shall be liable to Landlord for all unpaid parking charges incurred by its employees. Any amount due from Tenant shall be deemed additional rent. In the event Landlord elects or is required to limit or control parking by tenants, employees, visitors or invitees of the Building, whether by validation of parking tickets, parking meters or any other method of assessment. Tenant agrees to participate in the validation or assessment program under reasonable rules and regulations as are established by Landlord and/or any applicable governmental agency.

          4. Landlord may establish an identification system for vehicles of Tenant and its employees which may consist of stickers, magnetic parking cards or other identification devices supplied by Landlord. All identification devices shall remain the property of Landlord, shall be displayed as required by Landlord or upon request and may not be mutilated or obliterated in any manner. Those devices shall not be transferable and any such device in the possession of an unauthorized holder shall be void and may be confiscated. Landlord may impose a reasonable fee for identification devices and a replacement charge for devices which are lost or stolen. Each identification device shall be returned to Landlord promptly following the Expiration Date or sooner termination of this Lease. Loss or theft of parking identification devices shall be reported to Landlord or its Parking Area operator immediately and a written report of the loss filed if requested by Landlord or its Parking Area operator.

          5. Persons using the Parking Area shall observe all directional signs and arrows and any posted speed limits. Unless otherwise posted, in no event shall the speed limit of 5 miles per hour be exceeded. All vehicles shall be parked entirely within painted stalls, and no vehicles shall be parked in areas which are marked as "no parking" or on or in ramps, driveways and aisles. Only one vehicle may be parked in a parking space. In no event shall Tenant interfere with the use and enjoyment of the Parking Area by other tenants of the Building or their employees or invitees.

          6. Parking Areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the parking of any vehicle on an overnight basis, in the Parking Area (other than emergency services) by any parker or his or her agents or employees is prohibited unless otherwise authorized by Landlord. Tenant shall have no right to install any fixtures, equipment or personal property (other than vehicles) in the Parking Area, nor shall Tenant make any alteration to the Parking Area.

          7. It is understood the employees of Tenant and the other tenants of Landlord within the Building and Project shall not be permitted to park their automobiles in the portions of the Parking Area which may from time to time be designated for patrons of the Building and/or Project and that Landlord shall at all times have the right to establish rules and regulations for employee parking. Landlord may authorize persons other than those described above, including occupants of other buildings, to utilize the Parking Area. In the event of the use of the Parking Area by other persons, those persons shall pay for that use in accordance with the terms established above; provided, however, Landlord may allow those persons to use the Parking Area on weekends, holidays, and at other non-office hours without payment.

          8. Notwithstanding the foregoing paragraphs 1 through 7, Landlord shall be entitled to pass on to Tenant its proportionate share of any charges of parking surcharge or transportation management costs levied by any governmental agency. The foregoing parking provisions are further subject to any governmental regulations which limit parking or otherwise seek to encourage the use of carpools, public transit or other alternative transportation forms or traffic reduction programs. Tenant agrees that it will use its best efforts to cooperate, including registration and attendance, in programs which may be undertaken to reduce traffic. Tenant acknowledges that as a part of those programs, it may be required to distribute employee transportation information, participate in employee transportation surveys, allow employees to participate in commuter activities, designate a liaison for commuter transportation activities, distribute commuter information to all employees, and otherwise participate in other programs or services initiated under a transportation management program.

        9. Should any parking spaces be allotted by Landlord to Tenant, either on a reserved or nonreserved basis, Tenant shall not assign or sublet any of those spaces, either voluntarily or by operation of law, without the prior written consent of Landlord, except in connection with an authorized assignment of this Lease or subletting of the Premises.

        10. During the initial six (6) months of the Lease Term, Tenant shall pay to Landlord or its agents for the use of employee parking spaces allotted in Item 12 of the Basic Lease Provisions the amount of Forty Dollars ($40.00) per unreserved stall per month and One Hundred Ten Dollars ($110.00) per reserved stall per month. Any stalls leased with the permission of Landlord in excess of that allotted number shall be at Landlord's scheduled parking rates from time to time. Thereafter and through the initial sixty (60) months of the Lease Term, Tenant shall continue to pay those same monthly stall charges for the reserved and unreserved stalls, as applicable, that Tenant is committed to Lease pursuant to Section 6.4 (the "Committed Stalls"). Following that initial sixty (60) month period, the stall charge for the Committed Stalls shall be at Landlord's then-scheduled rate from time to time, except that Landlord agrees such rate for the Committed Stalls during the Initial Lease Term shall not exceed Forty-Eight Dollars ($48.00) per unreserved stall per month and One Hundred Thirty-Four Dollars ($134.00) per reserved stall per month. Tenant understands and agrees that any parking spaces leased by Tenant in excess of the Committed Stalls shall be at Landlord's then scheduled rates from time to time without limitation as aforesaid.

                                   EXHIBIT D

                               TENANT'S INSURANCE

     The following standards for Tenant's insurance shall be in effect at the Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to those standards. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

     1. Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect: (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to personal injury, nonowned automobile, blanket contractual, independent contractors, broad form property damage, fire legal liability, products liability (if a product is sold from the Premises), liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), and cross liability and severability of interest clauses, which policy(ies) shall be written on an "occurrence" basis and for not less than $2,000,000 combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability, or the current limit of liability carried by Tenant, whichever is greater, and subject to such increases in amounts as Landlord may determine from time to time; (ii) workers' compensation insurance coverage as required by law, together with employers' liability insurance coverage; (iii) with respect to improvements, alterations, and the like required or permitted to be made by Tenant under this Lease, builder's all-risk insurance, in amounts satisfactory to Landlord; (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard "all risk" form, insuring the fixtures, furnishings, equipment and items of personal property in the Premises, in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement), which policy shall also include loss of income/business interruption/extra expense coverage in an amount not less than seven months loss of income from Tenant's business in the Premises. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

     2. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by responsible insurance companies authorized to do business in the State of California and with a Best's policyholder rating of not less than A-X subject to final acceptance and approval by Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A true and exact copy of each paid up policy evidencing the insurance (appropriately authenticated by the insurer) or a certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit D and contains the required provisions, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage. Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease.

     3. Each party evidencing insurance required to be carried by Tenant pursuant to this Exhibit D shall contain the following provisions and/or clauses satisfactory to Landlord: (i) a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be noncontributory with respect to any policies carried by Tenant: (ii) a provision including Landlord and any other parties in interest designated by Landlord as an additional insured, except as to workers compensation insurance;
(iii) a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iv) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord thirty (30) days prior written notice.

     4. In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit D, any insurance required by this Exhibit D, or fails to carry insurance required by any governmental authority, Landlord may at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the maximum rate permitted by law and any related costs or expenses incurred by Landlord, within ten (10) days following Landlord's written demand to Tenant.

                                   EXHIBIT E

                             RULES AND REGULATIONS

          The following Rules and Regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions at any time. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

          1. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the retail sale of, newspapers, magazines, periodicals, or theater tickets, in or from the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building. Tenant shall not allow the Premises to be utilized for any manufacturing of any kind, or the business of a public barber shop, beauty parlor, or a manicuring and chiropodist business, or any business other than that specifically provided for in the Lease.

          2. The sidewalks, halls, passages, elevators, stairways, and other common areas shall not be obstructed by Tenant or used by it for storage or for any purpose other than for ingress to and egress from the Premises. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access to those areas of all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. Nothing contained in this Lease shall be construed to prevent access to persons with whom Tenant normally deals only for the purpose of conducting its business on the Premises (such as clients, customers, office suppliers and equipment vendors and the like) unless those persons are engaged in illegal activities. Neither Tenant nor any employee or contractor of Tenant shall go upon the roof of the Building without the prior written consent of Landlord.

          3. The sashes, sash doors, windows, glass lights, solar film and/or screen, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind shall be thrown in those facilities, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

          4. No sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Building or the Premises without the prior written consent of the Landlord. If Landlord shall have given its consent at any time, whether before or after the execution of this Lease, that consent shall in no way operate as a waiver or release of any of the provisions of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any subsequent sign, advertisement or notice. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, tinting, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, the use of that curtain, shade or screen shall be immediately discontinued and removed by Tenant. No awnings shall be permitted on any part of the Premises.

          5. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything in the Premises, which shall in any way increase the rate of fire insurance on the Building, or on the property kept in the Building, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any portion of the Building or its contents, or with any rules and ordinances established by the Board of Health or other governmental authority.

          6. The installation and location of any unusually heavy equipment in the Premises, including without limitation file storage units, safes and electronic data processing equipment, shall require the prior written approval of Landlord. Landlord may restrict the weight and position of any equipment that may exceed the weight load limits for the structure of the Building, and may further require, at Tenant's expense, the reinforcement of any flooring on which such equipment may be placed and/or an engineering study to be performed to determine whether the equipment may safely be installed in the Building and the necessity of any reinforcement. The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous written notice to, Landlord, and the persons employed to move those objects in or out of the Building must be reasonably acceptable to Landlord. No freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in any elevator other than the freight elevator designated by Landlord unless approved in writing by Landlord.

          7. Landlord shall clean the Premises as provided in the Lease, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for that purpose. Tenant shall not cause unnecessary labor by reason of Tenant's carelessness and indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant or its employees for loss or damage to property in connection with the provision of janitorial services by third party contractors.

        8. Tenant shall not sweep or throw, or permit to be swept or thrown, from the Premises any dirt or other substance into any of the corridors or halls or elevators, or out of the doors or windows or stairways of the Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business with other tenants, nor shall any animals or birds be kept by Tenant in or about the Building. Smoking or carrying of lighted cigars, cigarettes, pipes or similar products anywhere within the elevators, restrooms, common corridors, lobbies or other common areas of the Building is strictly prohibited. Any such activity within the Premises shall, until further notice, be permitted only absent written notification to Landlord from another tenant of the Building that such activity is creating fumes or odors that are offensive or objectionable; in the event such notice is given to Landlord, Landlord may prohibit smoking within the Premises and may enforce such prohibition pursuant to Landlord's leasehold remedies. Smoking is permitted outside the Building and within the project only in areas designated by Landlord.

          9. No cooking shall be done or permitted by Tenant on the Premises, except pursuant to the normal use of a U.L. approved microwave oven and coffee maker for the benefit of Tenant's employees and invitees, nor shall the Premises be used for the storage of merchandise or for lodging. It is understood that Tenant shall be permitted to have a lunch room in the Premises for its employees, which room may contain vending machines, microwaves, a refrigerator and related amenities.

     10. Tenant shall not use or keep in the Building any kerosene, gasoline, or inflammable fluid or any other illuminating material, or use any method of heating other than that supplied by Landlord.

     11. If Tenant desires telephone, telegraph, burglar alarm or similar connections, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without directions from Landlord.

     12. Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to offices, rooms and toilet rooms and all access cards which shall have been furnished to Tenant or which Tenant shall have had made.

     13. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises, except to install normal wall hangings. Tenant shall not affix any floor covering to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any floor covering shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

     14. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 8:00 a.m., access to the Building, or to the halls, corridors, elevators or stairways in the Building or to the Premises, may be refused unless the person seeking access complies with any access control system that Landlord may establish. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude under Rules 2 or 18 of this Exhibit. In case of invasion, mob, riot, public excitement, or other commotion, or in the event of any other situation reasonably requiring the evacuation of the Building, Landlord reserves the right at its election and without liability to Tenant to prevent access to the Building by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

     15. Tenant shall be responsible for protecting the Premises from theft, which includes keeping doors and other means of entry closed and securely locked. Tenant shall cause all water faucets or water apparatus to be shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.

     16. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Landlord. If Landlord gives its consent, Tenant shall in each case promptly furnish Landlord with a key for any new or altered lock.

     17. Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease except in accordance with Exhibit B.

     18. Landlord shall have full and absolute authority to regulate or prohibit the entrance to the Premises of any vendor, supplier, purveyor, petitioner, proselytizer or other similar person. In the event any such person is a guest or invitee of Tenant, Tenant shall notify Landlord in advance of each desired entry, and Landlord shall authorize the person so designated to enter the Premises, provided that in the sole and absolute discretionary judgment of Landlord, such person will not be involved in general solicitation activities, or the proselytizing, petitioning, or disturbance of other tenants or their customers or invitees, or engaged or likely to engage in conduct which may in Landlord's opinion distract from the use of the Premises for its intended purpose. Notwithstanding the foregoing, Landlord reserves the absolute right and discretion to limit or prevent access to the Buildings by any food or beverage vendor, whether or not invited by Tenant, and Landlord may condition such access upon the vendor's execution of an entry permit agreement which may contain provisions for insurance coverage and/or the payment of a fee to Landlord.

     19. Tenant shall be required to utilize the third party contractor designated by Landlord for the Building to provide any telephone wiring services from the minimum point of entry of the telephone cable in the Building to the Premises. Notwithstanding the foregoing, however, in the event Tenant does not have a telephone switch within the Premises, Tenant may, with Landlord's approval and supervision, use a trained contractor to provide such wiring services, but only from the Premises to the telephone room on the floor on which the Premises are situated.

     20. Landlord may from time to time grant tenants individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.

                                DOLLAR ALLOWANCE


LANDLORD'S WORK

Landlord shall, at its sole cost and expense, complete the common Facilities (as defined in the Lease), together with the following items:

A. Structure. The building shell in which the Premises are located shall be designed by Landlord's architect and shall be completed substantially in accordance with the architect's designs. Exterior trim and other exterior work normally requiring staining or painting shall be stained or painted.

B. Exterior Walls. Landlord shall provide the exterior walls of the Premises bordering on the exterior of the building. Those walls are to be finished on the exterior side only.

C. Air Conditioning and heating. Landlord shall install the vertical distribution of the main heating, ventilation and air conditioning system to the floor on which the Premises are located, together with the main duct on said floor.


D. Electrical Distribution System. Landlord shall install electrical power to an electrical panel located on the floor on which the Premises are located, which power shall be sufficient to meet normal business needs (exclusive of data processing and other extraordinary or excessive requirements).

E. Telephone system. Landlord shall install telephone conduits from telephone manholes to a central telephone closet located on the floor on which the Premises are looted for distribution to the Premises.

F. Sprinkler System. Landlord shall install the main loop for the wet fire life safety sprinkler system on the floor on which the Premises are located.

G. Restrooms. Landlord shall provide finished restroom facilities on the floor on which the Premises are located in accordance with applicable code requirements for normal office usage.

H. Demising Walls. Landlord shall be responsible for one-half of the cost of the interior demising walls of the Premises.

I. Corridors. If the Premises are located on a multi-tenant floor of the building, Landlord shall provide building standard elevator lobby finishes and minimum common area corridors as required by applicable code provisions, provided that one-half of the cost of the walls separating the corridor from the Premises shall be allocated to the Tenant Improvements.


TENANT IMPROVEMENTS

The Tenant Improvement work (herein "Tenant Improvements") shall consist of any work, exclusive of the Landlord's work specified in Article 1 of this Work Letter, required to complete the Premises pursuant to the Tenant's approved plans and specifications. All of the Tenant Improvement work shall be performed by a contractor selected by Landlord and in accordance with the following procedures and requirements:

A. Tenant and Landlord have approved both (i) a detailed space plan for the Premises, prepared by Gensier and dated November 14, 1996, a portion of which is attached to this Lease as Exhibit A ("Preliminary Plan"), and (ii) an estimate of the cost for which Landlord will complete or cause to be completed the Tenant Improvements ("Preliminary Cost Estimate") a copy of which is attached hereto as Exhibit X-1.

B. On or before the Plan Approval Date, Tenant shall provide in writing to Landlord or Landlord's architect all specifications and information requested by Landlord for the preparation of final construction documents and costing, including without limitation Tenant's final selection of wall and floor finishes, complete specifications and locations (including load and HVAC requirements) of Tenant's equipment, and details of all "Non-Standard Improvements" (as defined below) to be installed in the Premises (collectively, "Programming information"). Tenant's failure to provide the Programming information by the Plan Approval Date shall constitute a Tenant Delay for purposes of this Lease. Notwithstanding the foregoing, however, Landlord shall advise Tenant, not later than ten (10) days prior to the Plan Approval Date, of any required Programming Information, and any delay by Landlord shall extend the Plan Approval Date of a day-for-day basis. Tenant understands that final construction documents for the Tenant Improvements shall be predicated on the Programming Information, and accordingly that such information must be accurate and complete.

C. Except as otherwise specified by Tenant and authorized herein, the Tenant Improvements shall incorporate Landlord's building standards materials and specifications ("Standards"). No deviations from the Standards may be required by Tenant with respect to doors and frames, finish hardware, entry graphics, the ceiling system, light fixtures and switches, mechanical systems, life and safety systems, and/or window coverings; provided that Landlord may, in its sole discretion, authorize in writing one or more of such deviations. All other non-standard items ("Non-Standard Improvements") shall be subject to the reasonable prior approval of Landlord. Landlord shall in no event be required to approve any Non-Standard Improvement if Landlord determines that such improvement (i) is of a lesser quality than the corresponding Standard, (ii) fails to conform to applicable governmental requirements, (iii) requires building services beyond the level normally provided to other tenants, (iv) would delay construction of the Tenant Improvements beyond the Estimated Commencement Date and Tenant declines to accept such delay in writing as a Tenant Delay, or (v) would have an adverse aesthetic impact from the exterior of the Premises.

                                   EXHIBIT X

D. Upon Tenant's delivery of the complete Programming information, Landlord's architect and engineers shall prepare and deliver to Tenant working drawings and specifications ("Working Drawings and Specifications"), and Landlord's contractor shall prepare a final construction cost estimate ("Final Cost Estimate") for the Tenant Improvements in conformity with the Working Drawings and Specifications. The Working Drawings and Specifications shall be consistent with the Preliminary Plan, Preliminary Cost Estimate and Programming Information, and shall be provided to Tenant within three weeks following the later of (i) the mutual execution of this Lease and (ii) Tenant's delivery of the Programming Information. Tenant shall have five (5) working days from the receipt thereof to approve or disapprove the Working Drawings and Specifications and the Final Cost Estimate. Tenant shall not unreasonably withhold or delay its approval, and any disapproval or requested modification shall be limited to items not contained in the approved Preliminary Plan or Preliminary Cost Estimate. In no event shall Tenant disapprove the Final Cost Estimate if it does not exceed the approved Preliminary Cost Estimate, such disapproval shall be accompanied by a detailed list of revisions. Any revision requested by Tenant and accepted by Landlord shall be incorporated into a revised set of Working Drawings and Specifications and Final Cost Estimate, and Tenant shall approve same in writing within five (5) business days of receipt without further revision. Tenant's failure to comply in a timely manner with any of the requirements of this Article II.D. shall constitute a Tenant Delay. Without limiting the rights of Landlord for Tenant Delays as set forth herein, in the event Tenant has not approved both the Working Drawings and Specifications and the Final Cost Estimate within forty-five
     (45) days after delivery of those documents, then Landlord may, at its option, elect to terminate this Lease by written notice to Tenant. In the event Landlord elects to effect such a termination, Tenant shall, within ten (10) days following demand by Landlord, pay to Landlord any costs incurred by Landlord in connection with the preparation or review of plans, construction estimates, price quotations, drawings or specifications under this Work Letter and for all costs incurred in the preparation and execution of this Lease, including any leasing commissions.

E. In the event that Tenant requests in writing a revision in the approved Working Drawings and Specifications ("Change"), Landlord shall advise Tenant by written change order as soon as is practical of any increase in the Completion Cost and/or any Tenant Delay such Change would cause. Tenant shall approve or disapprove such change order in writing within (2) days following its receipt from Landlord. Landlord shall have the right to decline Tenant's request for a Change for any of the reasons set forth in
     Article II.C above for Landlord's disapproval of a Non-Standard Improvement. It is understood that Landlord shall have no obligation to interrupt or modify the Tenant Improvement work pending Tenant's approval of a change order.

F. Notwithstanding any provision in the Lease to the contrary, if the prosecution of the Tenant improvement work is actually delayed because Tenant fails to comply with any of the time periods specified in this Work Letter, fails otherwise to approve or reasonably disapprove any submittal within five (5) working days, fails to provide all of the Programming Information requested by Landlord by the Plan Approval Date, fails to approve in writing the Working Drawings and Specifications and the Final Cost Estimate within the time provided herein, requests any Changes, furnishes inaccurate or erroneous specifications or other information, or otherwise delays in any manner the completion of the Tenant Improvements (including without limitation by specifying materials that are not readily available) or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as a "Tenant Delay"), then Tenant shall bear any resulting additional construction cost or other expenses, and the Commencement Date of this Lease shall be deemed to have occurred for all purposes, including Tenant's obligation to pay rent, as of the date Landlord reasonably determines that it would have been able to deliver the Premises to Tenant but for the collective Tenant Delays. In no event, however, shall such date be earlier than the Estimated Commencement Date set forth in the Basic Lease Provisions. Should Landlord determine that the Commencement Date should be advanced in accordance with the foregoing, it shall so notify Tenant in writing. Landlord's determination shall be conclusive unless Tenant notifies Landlord in writing, within five (5) working days thereafter, of Tenant's election to contest same by arbitration with the Judicial Arbitration and Mediation Service in Orange County, California. Pending the outcome of such arbitration proceedings, Tenant shall make timely payment of all rent due under this Lease based upon the Commencement Date set forth in the aforesaid notice from Landlord.

G. Landlord shall permit Tenant and its agents to enter the Premises prior to the Commencement Date of the Lease in order that Tenant may perform any work to be performed by Tenant hereunder through its own contractors, subject to Landlord's prior written approval, and in a manner and upon terms and conditions and at times satisfactory to Landlord's representative. The foregoing license to enter the Premises prior to the Commencement Date is, however, conditioned upon Tenant's contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord. If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon twenty-four (24) hours written notice to Tenant. That license is further conditioned upon the compliance by Tenant's contractors with all requirements imposed by Landlord on third party contractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers' compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant's risk. In no event shall the failure of Tenant's contractors to complete any work in the Premises extend the Commencement Date of this Lease beyond the date that Landlord has completed its Tenant improvement work and tendered the Premises to Tenant.

H. Tenant hereby designates Ken Colbaugh, Telephone No. (714) 975-1550, as its representative, agent and attorney-in-fact, for the purpose of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.

                                          ------------------------------------------------
                                          TICON GENERAL CONTRACTORS - Construction Summary
                                          ================================================
-----------------------------------------------------------------------------------------------------------------------------------
              Date: 11/21/96                                                          Contractor: TICON GENERAL CONTRACTORS
       Tenant Name: STEVEN MYERS (#8578)                                                 Address: 18002 SKYPARK CIRCLE
             Suite: 800
           Address: 4695 MacARTHUR COURT                                                          Irvine, CA 92714
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                     BUILDING STANDARD                    OVER STANDARD               TOTAL COST
Category/Description                       QTY   U/M   UNIT $   TOTAL   $/USF   QTY   U/M   UNIT $   TOTAL   $/USF   TOTAL   $/USF
-----------------------------------------------------------------------------------------------------------------------------------
 7) Window Frame With Seven Mullions                                               1  EA   2,735.00   2,735   0.16    2,735   0.16

 8) 6' Window Frame At Projection Room                                             1  EA     585.00     585   0.03      585   0.03
                                                                                                     ------   ----   ------   ----
                                                                                                     12,512   0.73   12,512   0.73
-----------------------------------------------------------------------------------------------------------------------------------
09250 - DRYWALL & INSULATION

 1) Interior Partition                    340    LF      20.71   7,227  0.42                                          7,227   0.42

 2) Corridor Partition                     25    LF      19.60     490  0.03                                            490   0.03

 3) 1 Hr. Partition                        78    LF      27.50   2,145  0.12                                          2,145   0.12

 4) Modify To 1 Hr Partition               54    LF      16.50     891  0.05                                            891   0.05

 5) Cut In Door                             3    EA      65.00     195  0.01                                            195   0.01

 6) Cut In Side Light                                                             11  EA      42.00     482   0.03      482   0.03

 7) Create Alcove At Double Entry                                                  1  LS     710.00     710   0.04      710   0.04
    Door

 8) Fill In Doorway                        11    EA     100.00   1,100  0.06                                          1,100   0.06

 9) Scar Patch                             52    EA      20.00   1,040  0.06                                          1,040   0.06

10) Wall Patching                           1    LS     350.00     350  0.02                                            350   0.02

11) Corridor Ceiling Extension             90    SF       4.10     369  0.02                                            369   0.02

12) Fire Damper Framing                    13    EA      55.00     715  0.04                                            715   0.04

13) Fire Extinguisher Framing               3    EA      35.00     105  0.01                                            105   0.01

14) Stocking And Scrap Out                  1    LS     875.00     875  0.04                                            875   0.04

15) Support For Conference Room                                                    1  LS     327.00     327   0.02      327   0.02
    Glass
                                                                ------  ----                          -----   ----   ------   ----
                                                                15,302  0.69                          1,499   0.09   16,801   0.98
-----------------------------------------------------------------------------------------------------------------------------------
09540 - ACOUSTICAL CEILING

 1) Ceiling Remove & Replace            9,000    SF       0.32   2,880  0.17                                          2,880   0.17

 2) New Tile Allowance                  2,100    SF       1.25   2,625  0.15                                          2,625   0.15

 3) Repair Grid At Wall Demo                1    LS     200.00     200  0.01                                            200   0.01
-----------------------------------------------------------------------------------------------------------------------------------

                                                              Page R3

                TICON GENERAL CONTRACTORS - CONSTRUCTION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

       Date: 11/21/9                                                                    Contractor: TICON GENERAL CONTRACTORS
Tenant Name: STEVEN MYERS (#8576)                                                          Address: 18002 SKYPARK CIRCLE
      Suite: 800
    Address: 4695 MacARTHUR COURT                                                                   Irvine, CA 92714
------------------------------------------------------------------------------------------------------------------------------------
                                            BUILDING STANDARD                          OVER STANDARD                    TOTAL COST
Category/Description                 QTY    U/M   UNIT $    TOTAL  $/USF     QTY    U/M   UNIT $    TOTAL  $/USF      TOTAL    $/USF
------------------------------------------------------------------------------------------------------------------------------------
 4) Frame Light Fixture                 123  EA     0.60      799   0.05                                                799     0.05
 5) Rework T Bar & Tile For Entry         1  LS   225.00      225   0.01                                                225     0.01
    Door Recess
 6) T Bar & Tile At Soffit Demo         110  SF     1.87      205   0.01                                                205     0.01
 7) Cut And Patch Grid At 1 Ht. Wall      1  LS   420.00      420   0.02                                                420     0.02
                                                            -----   ----                                              -----     ----
                                                            7,355   0.43                                              7,355     0.43
------------------------------------------------------------------------------------------------------------------------------------
09760 - FLOOR COVERING
 1) Building Standard Carpet          1,890  SY    12.25   23,152   1.36                                             23,152     1.35
 2) Stonetex VCT Flooring               785  SF     1.65    1,282   0.07                                              1,262     0.07
 3) Bldg. Std. Topset Base, 2 1/2"    3,824  LF     0.93    3,370   0.20                                              3,370     0.20
 4) Labor To Patch Carpet @               1  LS   210.00      210   0.01                                                210     0.01
    Corridor, Material Supplied By
    Owner
 5) Labor To Install Owner Supplied       1  LS    90.00       90   0.01                                                 90     0.01
    Carpet At Entry Door Recess
    With Base
                                                           ------   ----                                             ------     ----
                                                           28,085   1.53                                             28,085     1.63
------------------------------------------------------------------------------------------------------------------------------------
09900 - PAINT & WALLCOVERING
 1) Paint Walls - Flat, Same Color   22,968  SF     0.19    4,353   0.25                                              4,383     0.25
 2) Paint Soffit - Flat, Same Color     352  LF     1.00      352   0.02                                                352     0.02
 3) Door Finish (Building Standard)       5  EA    50.00      250   0.01                                                250     0.01
 4) Door & Sidelight Frame - Enamel       4  EA    50.00      200   0.01                                                200     0.01
 5) Revarnish Relocated Door Per          9  EA    35.00      315   0.02                                                315     0.02
    Note #3
 6) Remove & Prep Existing Wall       5,895  SF     1.00    5,895   0.34                                              5,895     0.34
    Covering
 7) Minor Patch And Prep                  1  LS   250.00      250   0.01                                                250     0.01
------------------------------------------------------------------------------------------------------------------------------------

                                          ------------------------------------------------
                                          TICON GENERAL CONTRACTORS - Construction Summary
                                          ================================================
-----------------------------------------------------------------------------------------------------------------------------------
              Date: 11/21/96                                                          Contractor: TICON GENERAL CONTRACTORS
       Tenant Name: STEVEN MYERS (#8578)                                                 Address: 18002 SKYPARK CIRCLE
             Suite: 800
           Address: 4695 MacARTHUR COURT                                                          Irvine, CA 92714
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                     BUILDING STANDARD                    OVER STANDARD               TOTAL COST
Category/Description                       QTY   U/M   UNIT $   TOTAL   $/USF   QTY   U/M   UNIT $   TOTAL   $/USF   TOTAL   $/USF
-----------------------------------------------------------------------------------------------------------------------------------
 8) Skin Coat For 2 1/2" Base               1    LS     250.00     250  0.01                                            250   0.01

 9) Wallcovering Material Allowance                                            3,620  SF       2.50   9,050   0.53    9,050   0.53

10) Wallcovering Labor & Primer                                                3,620  SF       0.70   2,534   0.15    2,534   0.15

11) Corridor Wallcovering Patch At          1    LS     300.00     300  0.02                                            300   0.02
    Double & Single Door Install

12) Remove Wallcovering At                  1    LS     150.00     150  0.01                                            150   0.01
    Corridor

13) New Wallcovering At Corridor            1    LS     650.00     650  0.04                                            650   0.04
    With Primer

14) Painted J-Molds                                                                2  EA      35.00      70   0.00       70   0.00

15) Wallcovering At Entry Door                                                     1  LS     250.00     250   0.01      250   0.01
    Recess
                                                                ------  ----                         ------   ----   ------   ----
                                                                12,975  0.75                         11,904   0.69   24,879   1.45
-----------------------------------------------------------------------------------------------------------------------------------
13000 - SPECIAL CONSTRUCTION

 1) 6'x6' Dalite (Board Room                                                       1  EA   1,800.00   1,800   0.10    1,800   0.10
    Projection Screen
                                                                                                      -----   ----    -----   ----
                                                                                                      1,800   0.10    1,800   0.10
-----------------------------------------------------------------------------------------------------------------------------------
15400 - PLUMBING

 1) Plumbing Per Note #17(2)                                                       1  LS   7,980.00   7,980   0.46    7,980   0.46
    And Note #17B(1)

 2) Plumbing Design                                                                1  LS     400.00     400   0.02      400   0.02
                                                                                                      -----   ----    -----   ----
                                                                                                      8,380   0.49    8,380   0.49
-----------------------------------------------------------------------------------------------------------------------------------
15500- FIRE PROTECTION

 1) Add & Relocate Sprinkler Heads          1    LS   5,994.00   5,994  0.35                                          5,994   0.35
                                                                 -----  ----                                          -----   ----
                                                                 5,994  0.35                                          5,994   0.35
-----------------------------------------------------------------------------------------------------------------------------------
15800 - HVAC

 1) Mechanical Engineering                  1    LS   1,500.00   1,500  0.08                                          1,500   0.08

 2) New Exterior VAV                        3    EA   1,200.00   3,600  0.21                                          3,600   0.21
-----------------------------------------------------------------------------------------------------------------------------------

                                                              Page R5

                                          ------------------------------------------------
                                          TICON GENERAL CONTRACTORS - Construction Summary
                                          ================================================
-----------------------------------------------------------------------------------------------------------------------------------
              Date: 11/21/96                                                          Contractor: TICON GENERAL CONTRACTORS
       Tenant Name: STEVEN MYERS (#8578)                                                 Address: 18002 SKYPARK CIRCLE
             Suite: 800
           Address: 4695 MacARTHUR COURT                                                          Irvine, CA 92714
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                     BUILDING STANDARD                    OVER STANDARD               TOTAL COST
Category/Description                       QTY   U/M   UNIT $   TOTAL   $/USF   QTY   U/M   UNIT $   TOTAL   $/USF   TOTAL   $/USF
-----------------------------------------------------------------------------------------------------------------------------------
 3) New Interior VAV                        1    EA     700.00     700  0.04                                            700   0.04

 4) New Supply Diffuser                     2    EA     250.00     250  0.03                                            500   0.03

 5) Relocate Return Air Grille              6    EA      20.00     120  0.01                                            120   0.01

 6) Cap & Demo                              1    LS   1,200.00   1,200  0.07                                          1,200   0.07

 7) Relocate Thermostat                    11    EA     150.00   1,650  0.10                                          1,650   0.10

 8) Rebalance                               1    LS     800.00     800  0.05                                            800   0.05

 9) Return Air Grilles                      2    EA      40.00      80  0.00                                             80   0.00

10) Relocate Supplies                      31    EA     185.00   5,735  0.33                                          5,735   0.33

11) Vertical Smoke Fire Dampers             5    EA     300.00   1,500  0.09                                          1,500   0.09

12) Main Smoke Fire Dampers                 4    EA   1,100.00   4,400  0.26                                          4,400   0.26

13) Return Air Smoke Dampers                4    EA     600.00   2,400  0.14                                          2,400   0.14
                                                                ------  ----                                         ------   ----
                                                                24,185  1.41                                         24,185   1.41
-----------------------------------------------------------------------------------------------------------------------------------
16000 - ELECTRICAL

 1) Relocate Exit Lights                    6    EA     100.00     600  0.03                                            600   0.03

 2) Relocate Light Fixture 2 X 4          108    EA      65.00   7,020  0.41                                          7,020   0.41

 3) Light Fixture 2 X 4                    15    EA     175.00   2,625  0.15                                          2,625   0.15

 4) Relocate Light Sensor                  10    EA      35.00     350  0.02                                            350   0.02

 5) Light Sensor                            2    EA     169.00     338  0.02                                            338   0.02

 6) Fire Damper Smoke Detector             13    EA     200.00   2,600  0.15                                          2,600   0.15
    Connection

 7) Light Switch, Sentry                    3    EA      85.00     255  0.01                                            255   0.01

 8) 2 X 2 Light Fixture                     2    EA     147.00     294  0.02                                            294   0.02

 9) Light Switch, Double                    2    EA      66.00     132  0.01                                            132   0.01

10) Light Switch, 3-Way                    10    EA     140.00   1,400  0.08                                          1,400   0.08

11) Exit Light                              7    EA     125.00     875  0.05                                            875   0.05

12) Duplex Outlet, 110 V.                  41    EA      44.00   1,804  0.10                                          1,804   0.10

13) 4 Plex Outlet                           1    EA      44.00      44  0.00      1  EA       10.00      10   0.00       54   0.00

14) Dedicated Duplex Outlet                11    EA      44.00     484  0.03      1 EA        71.00      71   0.00      555   0.03
-----------------------------------------------------------------------------------------------------------------------------------

                                                              Page R6

                TICON GENERAL CONTRACTORS - CONSTRUCTION SUMMARY

-----------------------------------------------------------------------------------------------------------------------------------
       Date: 11/21/9                                                                    Contractor: TICON GENERAL CONTRACTORS
Tenant Name: STEVEN MYERS (#8576)                                                          Address: 18002 SKYPARK CIRCLE
      Suite: 800
    Address: 4695 MacARTHUR COURT                                                                   Irvine, CA 92714
-----------------------------------------------------------------------------------------------------------------------------------
                                           BUILDING STANDARD                          OVER STANDARD                    TOTAL COST
Category/Description                QTY    U/M   UNIT $    TOTAL  $/USF     QTY    U/M   UNIT $    TOTAL  $/USF      TOTAL    $/USF
-----------------------------------------------------------------------------------------------------------------------------------
15) 2 Gang 3-Way Switch                 10  EA    140.00   1,400   0.08                                               1,400    0.08
16) Insta Hot Power                                                          3     EA     276.00     828    0.05        828    0.05
17) Garbage Disposal Power                   0                               3     EA     139.00     417    0.02        417    0.02
18) Cut In Boxes                        13  EA     20.00     260   0.02                                                 260    0.02
19) Telephone Stub Up                   30  EA     35.00   1,050   0.08                                               1,050    0.06
20) Telephone Homerun 2"               120  LF      8.50   1,020   0.08                                               1,020    0.06
21) 1500 Watt Dimmer                                                         2     EA     140.00     280    0.02        280    0.02
22) Wallwasher                                                              20     EA     146.00   2,020    0.17      2,920    0.17
23) Telephone Backboard                  1  EA    100.00     100   0.01                                                 100    0.01
24) RC-700A Recp/Tele                                                        3     EA     585.00   1,755    0.10      1,755    0.10
25) Magnetic Hold Open At Double                                             2     EA     180.00     380    0.02        360    0.02
      Entry Door
26) Recirculating Of Lights & Power      1  LS  2,000.00   2,000   0.12                                               2,000    0.12
27) Permit                               1  LS    400.00     400   0.02                                                 400    0.02
28) Projection Screen Power                                                  1     EA     145.00     145    0.01        145    0.01
29) Furnish And Install Blank Cover                                         14     EA       5.00      70    0.00         70    0.00
      Plates
                                                          ------   ----                            -----    ----     ------    ----
                                                          25,051   1.48                            6,658    0.40     31,907    1.85
-----------------------------------------------------------------------------------------------------------------------------------
16800 - LIFE SAFETY

 1) Fire-Smoke Detectors A1              1  LS  8,110.00   8,110   0.47                                               8,110    0.47
      HVAC Smoke Dampers
 2) Life Safety Speakers                 8  EA    330.00   1,850   0.12                                               1,980    0.12
 3) Life Safety Permit                   1        103.00     103   0.01                                                 103    0.01
 4) Fire Extinguisher And Cabinet        3  EA    250.00     750   0.04                                                 750    0.04
                                                          ------   ----                                              ------    ----
                                                          10,843   0.64                                              10,843    0.64
-----------------------------------------------------------------------------------------------------------------------------------
17000 - PERMITS
 1) Permit Allowances               17,203  SF      0.15   2,580   0.15                                               2,580    0.15
                                                          ------   ----                                              ------    ----
                                                           2,580   0.15                                               2,580    0.15
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                TICON GENERAL CONTRACTORS - CONSTRUCTION SUMMARY
--------------------------------------------------------------------------------


       Date: 11/21/97                                                          Contractor: TICON GENERAL CONTRACTORS
Tenant Name: STEVEN MYERS (#8578)                                                 Address: 16002 SKYPARK CIRCLE
      Suite: 800
    Address: 4695 MacARTHUR COURT                                                          Irvine, CA 92714
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Alternate  COMPRESSION POSTS IF REQUIRED
-----------------------------------------------------------------------------------------------------------------------------------
           SCOPE OF WORK                              LUMP SUM COST    CONTR FEE      A&E FEE       COORD FEE     TOTAL ALTERN COST
-----------------------------------------------------------------------------------------------------------------------------------
PATCH DRYWALL IN LIEU OF COVER PLATES                      700
                                                      -----------------------------------------------------------------------------
                                             TOTAL         700              63                           38               $601
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Alternate  NOTE #23
-----------------------------------------------------------------------------------------------------------------------------------
           SCOPE OF WORK                              LUMP SUM COST    CONTR FEE      A&E FEE       COORD FEE     TOTAL ALTERN COST
-----------------------------------------------------------------------------------------------------------------------------------
PATCH DRYWALL IN LIEU OF COVER PLATES                      280
                                                      -----------------------------------------------------------------------------
                                             TOTAL         280              25                           15               $320
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Alternate  FIRELITE GLASS AT RATED OPENING
-----------------------------------------------------------------------------------------------------------------------------------
           SCOPE OF WORK                              LUMP SUM COST    CONTR FEE      A&E FEE       COORD FEE     TOTAL ALTERN COST
-----------------------------------------------------------------------------------------------------------------------------------
INSTALL CLEAR FIRELITE GLASS IN 1 HR. RATED OPENING.      5,315
GLASS WILL NEED TO BE IN TWO PIECES WHICH WILL
REQUIRE A MUTTON.
                                                      -----------------------------------------------------------------------------
                                             TOTAL       5,315             478                          289             $6,083
-----------------------------------------------------------------------------------------------------------------------------------
